Exhibit 2

FIRST HALF 2013 FINANCIAL RESULT CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Index 2 Presentation of First Half 2013 Result CEO summary CFO details 3 4 14 Investor Discussion Pack of First Half 2013 Result 26 Overview 27 Features Net interest income Non-interest income Markets and Treasury income Expenses Investment spend Productivity Technology roadmap Impairment charges 39 40 44 45 46 48 50 51 52 Capital, Funding and Liquidity 53 Asset Quality 62 Business Unit Performance Australian Financial Services Westpac RBB St.George BT Financial Group Westpac Institutional Bank Westpac New Zealand Westpac Pacific 75 76 80 83 87 93 99 105 Economics 106 Appendix and Disclaimer Appendix 1: Cash earnings adjustment Appendix 2: Definitions Investor Relations Team Disclaimer 109 110 111 113 114

FIRST HALF 2013 FINANCIAL RESULT GAIL KELLY CHIEF EXECUTIVE OFFICER COMPARISON OF 1H13 VERSUS 2H12 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

A strong 1H13 result A strong and balanced performance All divisions performing well Executing well against strategic priorities Managing for the environment Actively targeting areas where conditions more favourable Disciplined where conditions more challenging Continued focus on productivity Further strengthened balance sheet across all dimensions Strong capital position 4

A strong company 5 Cash earnings ($m) Net interest margin (%) Stressed assets to TCE1 (%) APRA common equity ratio2 (%) Customer deposit to loan ratio (%) 1 TCE is Total Committed Exposures. 2 Figures prior to Mar-13 are pro forma estimates. 3 Common equity ratio on a fully harmonised Basel III basis. Employee engagement (%) 3

Customer deposits up 12% Wealth penetration sector leading at 18.6%2 up 95bps BoM growing over 5x system3 in household deposits and over 3x system4 in mortgages Cash ROE up 102bps to 16.1% Customer return on credit RWA up 8bps to 4.0% Margins up 2bps $228m in productivity savings Expense to income ratio down 51bps to 40.6% Revenue per FTE up 8% SIPs nearing completion Customer deposit to loan ratio up 581bps to 69.0% Common equity ratio 100bps higher. 10c special dividend Asset quality improved, provisioning leads sector A balanced performance1 6 Strength A strong company Growth Investment driven Productivity Sector leading Return Maintain discipline 1 All metrics on this page refer to performance of 1H13 compared to 1H12. 2 Refer to slide 111 for Wealth penetration metrics provider details. 3 Bank of Melbourne (BoM) growth multiple is for the 12 months to Dec 12 for Victoria and has been estimated based on State based ABS National Accounts data along with ABA/Cannex surveys. 4 Growth multiple is for the 12 months to Feb 13 for Victoria and has been estimated based on ABS new housing finance statistics, State based ABS National Accounts data along with ABA/Cannex surveys.

Growth across all divisions (core earnings1 $m) 7 Divisional contribution Westpac RBB BT Financial Group Westpac Institutional Bank St.George 1 Core earnings is operating profit before income tax and impairment charges and in A$. 2 Other includes Westpac Pacific and Group Business Unit. Westpac New Zealand Up 2% AFS 99

Underlying customer momentum 8 WIB trade volumes ($bn) Customer deposits ($bn) FUM and FUA ($bn) Customers with 4+ products (%) 1 See slide 111 for wealth penetration metrics provider details. Wealth penetration1 (%) Loans ($bn)

Improving returns remains a focus 9 Net interest margin (%) Customer return on credit RWA1 (%) Return on equity 1 Customer return calculated as operating income, less Treasury and Markets (non-customer) income less operating expenses, divided by average credit risk weighted assets. 1H12 and 2H12 ratios have been adjusted to reflect changes in RWA balances under Basel III on a pro forma basis.

Structural change AFS/Group services Supplier program $16m $23m Continuous improvement $28m Other efficiency initiatives $54m Call centre costs Down 7% Time taken to report lost/stolen credit cards Down from 20mins to 2mins Accounts opened on mobile devices Up to 5% from almost zero AFS customer complaints Down 20% Productivity funding investment 10 $121m of efficiencies delivered in 1H13 Expense to income ratio1 (%) Productivity savings examples (1H12 – 1H13) 1 Peer 1 6 months to 31 March 2013; Peer 2 6 months to 31 December 2012; Peer 3 6 months to 30 September 2012. Peer 2 Peer 3 Westpac Group Composition of investment spending (%)

Capital supports special dividend

- Strong capital ratio above preferred range
- Fully franked ordinary dividend 86c (up 2c)
- Neutralise DRP[1] for 1H13
- Special, fully franked dividend of 10c
- Franking surplus $590m after dividends

Dividends (cents per share)



Special dividend
56
60
65
74
76
80
82
84
86
10
1H09
2H09
1H10
2H10
1H11
2H11
1H12
2H12
1H13

APRA Common equity tier 1 ratio[2] (%)



Preferred range 8.0% to 8.5%
6.0
6.0
6.7
6.6
7.1
7.1
7.3
7.4
7.7
8.2
8.7
Mar-08
Sep-08
Mar-09
Sep-09
Mar-10
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12
Mar-13

1 DRP is dividend reinvestment plan. 2 APRA Common equity tier 1 ratio based on Basel III standards from Sep-10 to Mar-13 with numbers prior to Mar-13 on a pro forma basis. Mar-08 to Mar-10 based on Basel II standards.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 11

Westpac GROUP

Key result metrics 1H13 Change 1H12 – 1H13 Change 2H12 – 1H13 Reported NPAT $3,304m 11% 10% Cash earnings $3,525m 10% 4% Cash EPS 113.9c 8% 3% Core earnings1,2 $5,555m 6% 2% Impairment charges to average loans 17bps (7bps) (7bps) Common equity ratio APRA Basel III 8.7% 100bps3 58bps3 Return on equity2 16.1% 102bps 28bps Expense to income ratio2 40.6% (51bps) 10bps Fully franked dividend 86c 5% 2% Special dividend, fully franked 10c na na 12 1 Core earnings is operating profit before income tax and impairment charges. 2 Cash earnings basis. 3 Comparisons on a pro forma Basel III basis.

Focused execution of clear strategic priorities 13 Consistent increase in dividends Maintain ROE above 15% Grow customer return on credit risk weighted assets Maintain lowest expense to income ratio of peers Focus on leadership, diversity and flexibility A strong company Reorient to higher growth/higher return sectors and segments Continue building deeper customer relationships Materially simplify products and processes One team approach 1 2 3 4 5

FIRST HALF 2013 FINANCIAL RESULT PHILIP COFFEY CHIEF FINANCIAL OFFICER COMPARISON OF 1H13 VERSUS 2H12 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

1H13 built on a strong base 15 Cash earnings ($m) 1H13 results built on a particularly good 2H12 Result supported by Core earnings growth across divisions Lower impairment charges 1 GBU is Group Business Unit and includes Treasury. Quality & sustainability Composition of 1H13 Cash earnings ($m)

A high quality performance 16 Markets related income ($m) Straightforward result No material unusual items No restatements to prior periods Reduced size and number of cash earnings adjustments Little impact on earnings growth from Markets and Treasury income, including CVA Reduced impact from performance fees No material change in provisioning and related capital elements Total provisions $42m lower Includes eco. overlay $28m higher GRCL adjustment $48m benefit 1H13 $m 1H12 –1H13% 2H12 –1H13 % Cash earnings 3,525 10 4 Reported profit 3,304 11 10 Quality & sustainability

Improved return with reduced leverage Return on average interest-earning assets1 (AIEA) (%) 1H12 2H12 1H13 Interest income (margin) 2.17 2.18 2.19 Non-interest income 0.93 0.98 0.99 Operating expenses (1.27) (1.28) (1.29) Impairment charges (0.21) (0.21) (0.15) Tax & non-controlling interests (0.50) (0.50) (0.54) Cash earnings (ROA2) 1.11 1.17 1.20 Leverage (AIEA/AOE3) 13.57x 13.55x 13.50x Return on average ordinary equity (ROE) 15.1 15.9 16.1 17 1 Analysis divides key profit and loss items by average interest-earning assets to determine the return, or cost metric. Cash earnings to average interest-earning assets multiplied by the leverage equals the return on equity. 2 ROA is Return on average interest earning assets. 3 AOE is Average ordinary equity. Returns

Margins well managed 18 NIM movement (% & bps) Net interest margin1 (NIM) (%) Margins up 1bp to 2.19% Margins excluding Treasury & Markets up 3bps to 2.06% Loan repricing offsetting higher deposit costs Term wholesale funding impact neutral Impact of reducing short term funding reflected in deposit spreads 1 2009 is pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. Returns

Expenses supporting investment 19 Components of expense movements ($m) 1 Movements in amortisation/depreciation has been spread across investment spend categories. Expenses up 2% Business as usual costs largely offset by productivity Most growth in expenses relates to higher investment Investment / Productivity Impact on expenses from projects ($m)

Asset quality continues to improve 20 Stressed exposures as a % of TCE1 Stressed exposures by sector ($bn) 1 TCE is Total Committed Exposures. 2 Other includes Government, admin & defence, utilities, and finance & insurance sectors Strength / Risk profile Mortgage 90+ day delinquencies (%)

Balance at Sep-12 363 Movement in property overlay (32) Movement in other overlays (3) New sector overlays, mostly manufacturing 63 Closing balance at Mar-13 391 Strong provisioning coverage Sep-12 Mar-13 Impairment provisions to impaired assets (%) 37 40 Collectively assessed provisions to credit RWA2 (bps) 108 106 Impairment charges 21 Impairment charge movements ($m) Economic overlay ($m) 1 Other includes BTFG, Westpac Pacific, and Group Business Unit. 2 Ratio reflects changes in RWA from introduction of Basel III with prior period restated (impact -4bps for Mar-13 and -5bps for Sept-12). Strength / Risk profile New and increased gross impaired assets ($m) Down $166m

Performing portfolio Small cover as low probability of default (PD) Includes economic overlay 0.25 0.25 0.25 0.24 Watchlist & substandard Still performing but higher cover reflects elevated PD2 7.15 7.86 6.69 6.74 Provision cover by portfolio category 22 Exposures as a % of TCE1 1 TCE is Total Committed Exposures. 2 PD is probability of default. Strength / Risk profile 90+ days past due well secured In default but strong security 5.63 5.76 5.55 5.37 Impaired assets In default. High provision cover reflects expected recovery 36.00 37.84 37.42 40.24 Provisioning to TCE1 (%) 2H11 1H12 2H12 1H13

Continued improvement in funding mix 23 Sources and uses of funds over 1H131 ($bn) Stable funding ratio (SFR)3 (%) 1 Movements based on funding view of the balance sheet. 2 Includes change in long term scroll. 3 SFR is calculated as customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 4 2008 comparatives exclude St.George. 5 Equity excludes FX translation, available for sale securities and cash flow hedge reserves. Strength / Risk profile Sources of funds Uses of funds 4 5 up 123bps 2

Preferred range 8.0% to 8.5% Capital above preferred range 24 Common equity tier 1 ratio2 Basel III (%) 1 DRP is dividend reinvestment plan. 2 All figures prior to Mar-13 are pro forma estimates. Common equity ratio up 58bps Good organic capital generation Benefits from capital allocation efficiency Improved asset quality Benefit from St.George tax adjustments Managing shares on issue Commenced sourcing shares for employee plans from the market 1H13 DRP1 to be satisfied with shares sourced from the market Strength / Risk profile Common equity tier 1 ratio2 Basel III (%)

Considerations for 2H13 Lending growth likely to remain modest although some improvement off a low base Deposit growth to remain faster than lending Margin disciplines to remain; focus on balanced return/growth mix Further productivity benefits funding investment Continued focus on core earnings growth Leading asset quality picture expected to remain, although impairment charge at low point Strong balance sheet delivering benefits for shareholders Focused on execution of a clear strategy 25

FIRST HALF 2013 INVESTOR DISCUSSION PACK COMPARISON OF 1H13 VERSUS 2H12 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

FIRST HALF 2013 OVERVIEW COMPARISON OF 1H13 VERSUS 2H12 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Westpac Group at a glance

- Australia's first bank and first company, opened in 1817
- Australia's 2nd largest bank, and 11th largest bank in the world, ranked by market capitalisation[1]
- Strategy focused on supporting customers and markets connected to Australia, New Zealand and the near Pacific
- Portfolio of brands providing retail, business, institutional banking and wealth management services with excellent positioning in key markets
- Efficiency leader of Australian peers and one of the most efficient banks globally[2]
- Strong capital, funding, liquidity and provisioning
- Solid earnings profile over time
- Leader in sustainability[3]

Australian Financial Services (AFS)[8]			WIB	Westpac NZ
Westpac Retail & Business Banking	St.George Banking Group	BT Financial Group	Westpac Institutional Bank	Westpac New Zealand
Westpac	St.George, BankSA, Bank of Melbourne, RAMS	BT, Advance, Asgard, Securitor, Licensee Select, Ascalon		Westpac

Key statistics for 1H13	
Customers	12m
Australian household deposit market share[4]	23%
Australian housing market share[5]	23%
Australian business market share[5]	18%
New Zealand household deposit market share[6]	21%
New Zealand consumer lending market share[6]	20%
Australian wealth platforms market share[7]	20%

Key financial data for 1H13 (31 March 2013)	
Reported profit	$3,304m
Cash earnings	$3,525m
Cash earnings per share	113.9c
Common equity tier 1 ratio	8.7%
Return on equity (cash basis)	16.1%
Total assets	$677.5bn
Market capitalisation[1]	$95bn

1 As at 28 March 2013. Source: IRESS, CapitalIQ and www.xe.com based in US Dollars. 2 Data sourced from Credit Suisse analysis of cost to income ratio of world's largest banks March 2013. 3 WBC rated 10th (highest rated Australian company) at the 2013 World Economic Forum, Global 100 most sustainable companies. 4 APRA Banking Statistics, March 2013. 5 RBA Banking Statistics, March 2013. 6 RBNZ March 2013. 7 Plan for Life, December 2012, All Master Funds Admin. 8 AFS is Australian Financial Services and includes Westpac RBB, St.George and BTFG.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 28

Westpac GROUP

1H13 Financial snapshot

	1H13	change[1] 1H12– 1H13	change[1] 2H12 – 1H13
Earnings			
Cash earnings[2] ($m)	3,525	10%	4%
EPS[2,3] (cents)	113.9	8%	3%
Core earnings[2] ($m)	5,555	6%	2%
Return on equity[2] (%)	16.13	102bps	28bps
Dividends per share (cents)	86	5%	2%
Special dividend per share (cents)	10	n/a	n/a
Expense to income ratio[2] (%)	40.6	(51bps)	10bps
Net interest margin[2] (%)	2.19	2bps	1bp
Funding and liquidity			
Customer deposit to loan ratio (%)	69.0	581bps	142bps
Stable funding ratio[4] (%)	83	390bps	30bps
Short term funding[5] ($bn)	103	(17%)	-
Total liquid assets ($bn)	111	10%	1%

	1H13	change[1] 1H12 – 1H13	change[1] 2H12 – 1H13
Balance sheet			
Total assets ($bn)	678	4%	-
Common equity tier 1 ratio[6] (%)	8.7	100bps	58bps
Risk weighted assets[7] ($bn)	308	flat	flat
Loans ($bn)	521	3%	1%
Customer deposits ($bn)	360	12%	3%
NTA[8] per share ($)	10.71	6%	2%
Asset quality			
Impairment charges to average gross loans (bps)	17	(7bps)	(7bps)
Impaired assets to gross loans (bps)	82	(6bps)	(3bps)
Impaired provisions to impaired assets (%)	40	240bps	280bps
Collectively assessed provisions to credit RWA (bps)[7]	106	(10bps)	(2bps)

1 For profitability metrics the change represents results for 1H13 versus 2H12 and 1H13 versus 1H12, the actual results for 2H12 and 1H12 are not represented here. 2 Cash earnings basis. 3 EPS is Earnings Per Share. 4 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 5 Includes long term wholesale funding with a residual maturity less than 1 year. 6 Common Equity is Basel III basis, with comparisons done to pro forma 2H12 and 1H12 numbers. 7 Ratio adjusted for introduction of Basel III with prior period restated (impact -4bps for Mar13 and -5bps for Sept12). 8 NTA is Net Tangible Assets.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 29

Westpac GROUP

Reconciliation between Cash earnings and Reported profit

Cash earnings policy[1]

- Westpac Group uses a measure of performance referred to as Cash earnings to assess financial performance
- This measure has been used in the Australian banking market for over a decade and management believes it is the most effective way to assess performance for the current period against prior periods and to compare performance across business divisions and across peer companies
- To calculate Cash earnings, reported results are adjusted for
  - Material items that key decision makers at the Westpac Group believe do not reflect ongoing operations
  - Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of Treasury shares and economic hedging impacts
  - Accounting reclassifications between individual line items that do not impact reported results

Cash earnings appropriate measure of profit

- Cash earnings is used as the primary method of management reporting for both the Group and operating divisions
- Adjustments to Cash earnings have had little net impact on aggregate earnings over recent years
- 1H13 Cash earnings growth of 4% is below reported profit growth of 10%

	1H13	% chg on 1H12	% chg on 2H12
Cash earnings	**3,525**	10	4
Reported profit	**3,304**	11	10

Reported profit and Cash earnings[2] adjustments ($m)

	2H12	1H13
Reported profit	3,003	**3,304**
TPS revaluations	3	**8**
Treasury Shares	15	**29**
Ineffective hedges	1	**(23)**
Fair value gain on economic hedges	(13)	**57**
Buyback of government guaranteed debt	-	**43**
Supplier program	46	**-**
Amortisation of intangible assets	77	**75**
Fair value amortisation of financial instruments	28	**32**
Litigation provision	78	**-**
TOFA tax consolidation adjustment	165	**-**
Cash earnings	3,403	**3,525**

1 All adjustments shown are after tax. Cash earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with A-IFRS. The specific adjustments outlined include both cash and non-cash items. 2 Cash earnings is reported profit adjusted for material items to ensure they appropriately reflect profits normally available to ordinary shareholders. All adjustments shown are after tax. Refer to slide 110 for a summary of the Westpac Group First Half 2013 Results.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 30

Westpac GROUP

Our strategic priorities

Strategic priorities

1. A strong company
2. Reorient to higher growth / higher return sectors and segments
3. Continue building deeper customer relationships
4. Materially simplify products and processes
5. One team approach

Continuing to manage the business in a balanced way across the dimensions of growth, return, productivity and strength



Capital within preferred range of 8.0% - 8.5%
Target stable funding ratio[1] > 75%
Strength
Strong company
Return
Maintain discipline
Maintaining strong ROE
Maintain dividend path
Productivity
Sector leading
Growth
Investment driven
Maintain expense to income ratio below peers
Higher growth in target segments, including Deposits, Asia, SME, Trade and Natural Resources

Priorities	1H13 versus 2H12 outcomes
Strong company	Common equity ratio up 58bps to 8.7[2]%, special dividend 10c Customer deposit to loan ratio up 14bps to 69.0% Stressed assets to TCE down 23bps to 1.94% Collectively assessed provisions to credit RWA[2] down 2bps to 106bps Ranked 10th in Corporate Knights 2013 Global 100 Most Sustainable Corporations (highest ranked bank globally and highest ranked Australian company)
Reorient to higher growth	Above system growth in deposits[3] and wealth[4] Bank of Melbourne delivering to plan with 9 more branches, strong deposit growth (up 12%) and customers (up 6%) BT Super for Life retail customer growth of 11% and FUM up 26% General insurance gross written premiums and Life Insurance in-force premiums both up 6% Trade finance volumes up 29%, strengthened capabilities 1 of only 2 Australian banks granted rights to directly trade Australian dollar/Chinese Yuan
Deeper customer relationships	Higher insurance and wealth penetration[5], up 20bps to 18.6%, and increased products per customer across all brands Improved customer return on credit RWA[2,6], up 9bps to 4.0% Customer numbers up 1.1% with customers with 4+ products improved across all brands
Simplify products and processes	Expense to income ratio 40.6%, well below peers $121m in productivity savings Revenue per FTE[7] up 2% SIPs program on track to deliver targeted outcomes
One team	Women in leadership roles moved from 40% to 41% High performer retention up from 95.9% to 96.0%

1 Stable funding ratio calculated on the basis of customer deposits + wholesale funding with the residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 2 Prior periods are pro forma. 3 APRA Banking Statistics, March 2013. 4 Plan for Life, December 2013, All Master Funds Admin. 5 Refer to slide 111 for wealth penetration metrics provider details. 6 Customer return calculated as operating income, less Treasury and Markets (non-customer) income, less operating expenses, divided by average credit risk weighted assets. 7 Based on average FTE.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 31

Westpac GROUP

Delivering against key strategic priorities 32 Consistent increase in ordinary dividends (cps) Maintain strong ROE (%) Grow customer return on credit RWA1 (%) Lowest expense to income of peers2 (%) Customer deposit to loan ratio improving (%) Women in leadership increasing (%) 1 Customer return to RWA has been restated in prior two periods for implementation of Basel III and subsequent increase in RWA. 2 Peer 1 6 months to 31 March 2013; Peer 2 6 months to 31 December 2012; Peer 3 6 months to 30 September 2012.

Improving franchise quality 33 1 Refer to slide 111 for wealth penetration metrics provider details. 2 Employee engagement survey is completed annually. Wealth penetration1 leads sector (%) Customer numbers up across brands (#m) High performer retention continues (%) Employee engagement2 improving (%) Customers with 4+ products rising (%) Employee voluntary attrition falling (%)

Westpac sustainability agenda 2013-2017

- Sustainability is an integral part of the Westpac Group agenda since being the first bank in Australia to publish an environmental policy in 1992
- Many aspects of sustainability are already embedded (e.g. sustainable sourcing, and responsible lending and investment)
- Our strategic focus is now on longer-term emerging issues. We aim to have a positive societal impact on these issues whilst pursuing the opportunities they present us
- Three initial priority issues for action
  - Responding to the big shifts of demographic and cultural change
  - Creating economic solutions to environmental challenges
  - Helping customers achieve sustainable financial futures in a changed landscape

Leading track record

- Westpac ranked 10th in Corporate Knights 2013 Global 100 Most Sustainable Corporations in the world (highest ranked bank globally and highest ranked Australian company)
- Score of 92% in 2012/13 Dow Jones Sustainability Index, the Group's best score
- Named as one of the World's Most Ethical Companies from 2008-2013 by Ethisphere Institute (for the 6th year in a row)

Shaping the future landscape – 10 initial objectives

Objectives	5 year aspirations
Anticipating big demographic/cultural shifts	
• Target participation of under-represented groups • Flexible work practices to drive participation	• Champion the participation of 40+ year old women • Women in leadership target of 50%
• Extend length and quality of working lives	• Increase the mean retirement age across the Group • Benchmark and improve employee wellbeing
• Anticipate future needs of aging and culturally diverse customers	• Develop products supporting financial wellbeing
Create economic solutions to environmental challenges	
• Provide products and services to help customers adapt to environmental challenges	• Launch one product or service each year to help retail customers meet environmental challenges
• Lend and invest in emerging CleanTech and environmental services sectors	• Make up to $6bn available in lending and investment for these sectors
• Continue to reduce our own environmental footprint	• Make operations carbon-neutral over 2013-2017
Help customers achieve sustainable financial futures	
• Ensure customers have access to right advice to encourage a secure retirement	• Comprehensive, general and single topic advice to meet different customer preferences
• Help customers meet their goals in retirement	• Develop market-leading innovative solutions
• Increase access to financial services in the Pacific	• Provide access to basic and affordable housing to an additional 300,000 Pacific Islanders
• Improve access to social and affordable housing	• Make up to $2bn available for lending and investment in social and affordable housing

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 34

Westpac GROUP

1H13 Cash earnings growth built on strong FY12 performance

Cash earnings	1H13 ($m)	% change[1] 1H12-1H13	% change[1] 2H12-1H13
Net interest income	6,445	4	2
Non-interest income	2,910	9	2
Expenses	3,800	4	2
Core earnings	5,555	6	2
Impairment charges	438	(28)	(27)
Cash earnings	3,525	10	4
Reported profit	3,304	11	10

Cash earnings 1H12 – 1H13 ($m)



3,195
222
247
(145)
170
(164)
3,525
Up 10%
1H12
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H13

Cash earnings 2H12 – 1H13 ($m)



3,403
105
60
(76)
166
(133)
3,525
Up 4%
2H12
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H13

Cash earnings features of 1H12-1H13

- Cash earnings up 10%, driven by a strong performance across all divisions. AFS up 16% with a continued strong performance from WRBB (up 11%) and BTFG (up 15%) and a significantly improved contribution from St.George (up 25%). WIB earnings were up 11%, while Westpac NZ increased 12%
- Net interest income up 4%, with sound balance sheet growth and slightly higher margins
- Non-interest income up 9%, driven by a significant uplift in wealth and insurance earnings and good customer flows supporting a rise in markets income
- Expense growth well contained at 4%. Productivity initiatives delivered $228m in savings, largely offsetting higher business as usual costs. Ongoing investment in Bank of Melbourne, Wealth and Asia. Amortisation/depreciation and compliance costs were also higher
- Impairment charges significantly lower (down 28%), from improved asset quality

Cash earnings features of 2H12-1H13

- Cash earnings up 4%, with all divisions performing well. AFS was higher (up 3%) due primarily to a strong St.George result (up 9%) and a solid performance by WRBB, offsetting a slightly softer BTFG result partly due to seasonal insurance claims. Strong performance by WIB (up 10%), and solid Westpac NZ result (up 6%)
- Net interest income rose 2%, with modest loan growth supported by slightly higher margins
- Non-interest income up 2%, with higher markets income and improved cross sell of wealth and risk management products across the Group, partly offset by higher seasonal insurance claims and lower Hastings fees
- Expense growth well contained at 2%. Wage and property cost increases along with investment in SIPs, Bank of Melbourne, Wealth and Asia were partly offset by $121m of productivity savings
- Impairment charges down 27%, due to asset quality continuing to improve
- Reported profit up 10%, ahead of Cash earnings growth of 4%

1 For profitability metrics the change represents results for 1H13 versus 2H12 and 1H13 versus 1H12, the actual results for 2H12 and 1H12 are not represented here.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 35 Westpac GROUP

Growth driven by all customer facing business divisions 36 1 Refer to business unit definitions, slide 111. 2 Expressed in A$. 3 Other is Group Business Unit and Westpac Pacific. 1H13 Cash earnings2 ($m) AFS WRBB SGB BTFG WIB NZ Other3 Group Operating income 6,351 3,401 1,845 1,105 1,647 812 545 9,355 Expenses (2,862) (1,565) (699) (598) (527) (344) (67) (3,800) Core earnings 3,489 1,836 1,146 507 1,120 468 478 5,555 Impairment charges (366) (244) (122) - 43 (54) (61) (438) Tax & non-controlling interests (947) (476) (309) (162) (350) (116) (179) (1,592) Cash earnings 2,176 1,116 715 345 813 298 238 3,525 Up 4% Up 2% AFS division 54 Up 2% AFS division 99 1H13 divisional contribution to Cash earnings growth ($m)1,2 1H13 divisional contribution to core earnings growth ($m)1,2

1H13 highlights quality franchise

Business unit	% of Group Cash earnings[1]	Cash earnings $m	Cash earnings % chg	Core earnings % change	Earnings summary	Performance highlights
WRBB	 32	1,116	-	+4	• Deposits up 3%, deposit to loan up 108bps • Lending up 1%, with mortgage and consumer finance growth offsetting decline in business loans • Margins up 6bps • Expenses up 2%, expense to income down 48bps • Impairment charges up 16%	• Deposits grew above system[3] • Sector leading wealth penetration of customers[3] (up 9bps to 20.9%) • Revenue per FTE[5] up 6% • Active mobile customers up 17% and leading NPS in mobile customer experience[6]
SGB	 20	715	+9	+2	• Deposits up 4%, deposit to loan up 151bps • Solid growth in mortgages up 3% and consumer finance up 4%, offset business loans down 5% • Margins up 4bps • Expenses up 3%, expense to income up 37bps • Impairment charges down 37%	• Exceeded growth in wealth penetration of majors[4] up 22bps to 15.2% • Bank of Melbourne meeting high growth plans • RAMS success in new product offerings • Revenue per FTE up 3%
BTFG	 10	345	-2	+1	• Funds management Cash earnings up 7% with good flows and improved markets • Insurance 16% lower with seasonally higher catastrophe claims • Expenses up 2% with strategic investments made in the half including platform technology	• Ranked #1 on All Platforms (including corporate super) at 20.4%[7] market share • BT Super for Life (retail FUM) up 26% • Asgard Infinity $3.6bn in FUA (up 56%) • Market leading revenue per WRBB salaried planner ($536K) versus bank median $284K
WIB	 23	813	+10	+2	• Deposits up 3%, lending up 4% • Margins down 9bps • Expenses up 4%, continuing to invest in Asia • Impairment benefit of $43m	• Revenue up 3% with strong customer flows, particularly in Debt Markets sales • No.1 Lead Bank[8] • No.1 Relationship Strength[8] • No.1 for Overall Satisfaction[8]
NZ	 8	298[2]	+6	+1	• Deposits up 7%, deposit to loan up 442bps • Lending up 1%, with good growth in mortgages with LVR <80% • Margins down 9bps (or 35bps after inclusion of NZ treasury assets) • Expenses up 2%, expense to income up 90bps • Impairment charges down 28%	• Deposits grew above system[9] • Customer retention improved 50bps to 96.8% • Customers with wealth products up 180bps to 25.2% • Customers with 4+ products up 20bps and MyBank[10] customers up 30bps

1 Group Business Unit and Westpac Pacific not represented. 2 In Australian dollars. 3 APRA Banking statistics, March 2013. 4 Refer to slide 111 for wealth penetration metrics provider details. 5 Based on average FTE. 6 RFi's " Australian Mobility Banking Program " December 2012 Survey Results. 7 Plan for Life, December 2012, All Master Funds Admin. 8 Peter Lee Survey refer slide 95 for detail. 9 RBNZ, March 2013. 10 MyBank is an internal measure of customers who use Westpac NZ as their main transactional provider (> $1,000 and >10 transactions per month) and have two or more additional needs met by Westpac NZ (ie: savings, credit cards, borrowing, insurance, wealth).

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 37

Westpac GROUP

Continued strong dividend growth path with a special dividend

- 1H13 record dividend of 86 cents, up 2%
  - Dividend yield[1] 5.6%
  - Equivalent to a fully franked dividend yield[1] of 7.3%
- Special dividend of 10 cents, fully franked
  - Adds 0.3% to dividend yield[2] for this period
- Significant franking balance of $590m after payment of 1H13 interim ordinary and special dividends
- Payout ratio at 76% on ordinary dividend, and 84% including special dividend
- Arranging for purchase of shares to satisfy the DRP
- Dividend CAGR significantly higher than average of Australian peer banks on 2, 5, and 10 year view

Dividends per share (cents)



Special dividend of 10c takes total dividend to 96c
56
60
65
74
76
80
82
84
96
10
86
1H09
2H09
1H10
2H10
1H11
2H11
1H12
2H12
1H13

Key dividend considerations

- Seek to lift dividend cents per share each half while growing organic capital and maintaining a strong capital position
- Pay fully franked dividends, utilising franking surplus to distribute value to shareholders
- Maintain payout ratio that is sustainable in the long term

Dividend CAGR to FY12[3] (%)



WBC
Avg. of Australian major bank peers
9.0
5.4
4.9
2.2
9.3
7.8
10 year
5 year
2 year

Ordinary dividend payout ratio[4] (%)



Cash payout ratio
Effective payout ratio (after dividend)
71
76
65
76
72
77
78
76
76
48
46
57
65
58
66
63
60
1H09
2H09
1H10
2H10
1H11
2H11
1H12
2H12
1H13

1 Annualised 1H13 ordinary dividend using 28 March 2013 Westpac closing share price of $30.76. 2 Annualised ordinary dividend and 1H13 special dividend using 28 March 2013 Westpac closing share price of $30.76. 3 Data using past full year dividend numbers for major banks up to FY12 results. 4 Effective payout adjusted for capital returned via the DRP.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 38

Westpac GROUP

FIRST HALF 2013 FEATURES COMPARISON OF 1H13 VERSUS 2H12 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Net operating income up 2% Net interest income up 2% Average interest-earnings asset growth of 2% Modest loan growth, strong customer deposit growth Margins up 1bp Non-interest income up 2% Fees and commissions up 1% to $1,330m, from higher business facility fees Wealth and insurance down 7% to $934m, with higher wealth performance fees offset by a seasonal uplift in General Insurance claims, continued impact of de-risking LMI business, and lower Hastings performance fees Higher Trading income, up 18% to $520m primarily due to improved income in Debt Markets and a credit value adjustment benefit of $21m compared to $3m charge in 2H12 Other income up strongly, mostly from realisation of gains on investments in Hastings listed funds Sound operating income 40 1 Other includes Westpac Pacific and Group Business Unit. 2 AIEA is Average Interest Earning Assets. Net interest up 2% Non-interest up 7% Net interest up 2% Non-interest up 2% Net operating income movement half on half ($m) Divisional contribution to net operating income ($m) Divisional composition of net operating income (%)

Loan growth predominantly in Australian housing 41 Australian gross loans ($bn) Australian housing flow (gross loans) ($bn) Australian business lending flow (gross loans) ($bn) Net loans Sep12 – Mar13 ($bn) Westpac Group loans up 1% Australian housing loans up 2% Growth in new lending partly offset by high run-off as customers use lower rates to repay faster Australian business lending down 1% Good growth in institutional lending (up 4%), with particularly strong growth in trade finance. Decline in commercial/SME lending, mostly from work-out of stressed facilities Australian personal lending up 4%, with growth in personal and auto loans New Zealand lending up 1%, primarily mortgages 1 Australian margin lending, personal loans, cards and other loans. 2 Includes BTFG and Treasury. Up 1%

Customer deposit growth funding loan growth

- Customer deposits up $11.9bn or 3%
- Customer deposit growth well in excess of loan growth of $6.7bn
- Growth was higher in at-call savings, as consumers sought increased flexibility rather than locking in rates
  - Savings account balances up $9.1bn (23%), with strong growth in reward saver accounts of $7bn
  - Online deposits up $4.1bn (7%), with RAMS new online product contributing $1.8bn since its launch in May 12
  - Term deposits, down $5.1bn (3%)
  - Transaction accounts were up $3.8bn (5%), with an increase in mortgage offset accounts of $1.6bn[1]
- Lower growth in corporate deposits from decision not to match competitor pricing for some large corporate deposits during half

Customer deposit composition[3] ($bn and %)



Term deposits
Savings
Online
Transaction
320
78
55
34
153
348
83
59
40
166
360
87
63
49
161
1H12
2H12
1H13
13%
18%
24%
45%

Customer deposit strategy

Improve customer deposit to loan ratio	• Ratio up 142bps to 69.0%
Ensure interest rates reflect value of deposit	• Seek to build high quality and stickier deposit base as transition to new liquidity rules • Focus on behavioural maturity and relationship business
Increase distribution reach	• Capture deposits on wealth platforms, especially superannuation • Attract new deposit sources via RAMS
Further increase deposit focus across network	• Greater weighting in banker scorecards • Increased focus on deposit rich segments, particularly 'Prime of Life'[2]

Deposit growth in excess of loan growth ($bn)



Typically deposit growth in excess of loan growth is weighted to the 2H
5.6
2.1
8.9
0.3
19.5
5.2
2H10
1H11
2H11
1H12
2H12
1H13

1 Excludes RAMS. 2 Prime of Life customers are 45+ years of age. 3 Mortgage offset accounts are included in transaction accounts.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 42

Westpac GROUP

Net interest margin (NIM) up 1bp to 2.19% NIM excluding Treasury and Markets 3bps higher as asset re-pricing offset higher deposit costs 7bps increase primarily from re-pricing of loan facilities 4bps decline from deposit impacts with 2bps from increased competition for online and savings and 2bps from lower hedging benefit on low interest transaction accounts Term wholesale funding and liquidity had minimal impact on margin during the half 2bps decline from lower Treasury and Markets income, recorded in net interest income Margins firmer in Australian retail banking. NZ margins down 9bps (35bps when including NZ liquids impact). WIB margins down 9bps due to increased competition for both assets and liabilities Underlying margin modestly higher 43 1 New Zealand margins include NZ treasury operations and assets in 1H13, which adversely impacted margins by 26bps. Net interest margin1 (%) Net interest margin movement (%) Net interest margin by business unit (%) NIM up 1%

Non-interest income up 2% Fees and commissions up 1% to $1,330m, with higher business facility fees Wealth and insurance down 7% to $934m, with higher wealth performance fees offset by a seasonal uplift in General Insurance claims, de-risking of LMI business, and lower Hastings performance fees Higher Trading income, up 18% to $520m, primarily due to improved income in Debt Markets and a credit value adjustment benefit of $21m compared to $3m charge in 2H12 Other income up 58% to $126m, mostly from realisation of gains on investments in Hastings listed funds Non-interest income solid performance 44 Non-interest income ($m) Non-interest income contributors (% of total) Fees and Commissions Wealth and Insurance Trading Income

Strong WIB Markets income of $444m, up 12% (up 31% on 1H12) on the back of good customer flows Customer activity $307m, up 11% (up 12% on 1H12), supported by a $34m (36%) increase in customer income in Debt Markets Market risk income $137m, up 15% (up $70m on 1H12) with increases in Debt Markets trading income partially offset by lower energy trading income Favourable movement on counterparty credit risk valuations (CVA) WIB average daily VaR $5.4m ($5.4m for 2H12) Treasury income $376m, down 9% (up 23% on 1H12) due to lower income on the liquid assets portfolio Average daily Treasury VaR $25.5m ($29.7m for 2H12) WIB Markets and Treasury income – strong result driven by customer flows 45 1. 1H10 and 2H10 periods have not been restated to reflect changes in capital allocation and transfer pricing methodology implemented in 2H12. WIB Markets income and customer activity ($m) Treasury income ($m) WIB Markets income ($m) 1 1 1 1 1 1

Expenses up 2% contributing to a 10bps increase in expense to income ratio to 40.6% (down 51bps on 1H12) Well controlled business as usual costs (up 0.4%), with $121m worth of productivity initiatives delivered in 1H13. These included AFS/Group Services $16m Supplier program $23m Continuous improvement $28m Other cost management initiatives $54m Investment spending up 1.6% weighted towards growth and productivity (Asia, Wealth, simplification program) and regulatory change Rise in amortisation/depreciation across portfolio investments of $5m in 1H13 and expected to add 1% to expenses in FY13 Expenses up 2% with continued investment 46 1 Software amortisation and impairments excludes depreciation. Up 2% Up 2% Expense growth (%) Expense movement ($) Total impact on expenses from projects ($m) 1

Efficiency leader of peers and all banks in developed markets Global peer comparison of expense to income ratios1 (%) 47 1 Company data, Credit Suisse estimates (based on latest reporting data as at 26 October 2012). CBA, ANZ and WBC have been updated for 1H13 results, while NAB based on 2H12 result.

Investment spend well managed

- Total cash spend on investments increased to $487m
  - SIPs cash spend eased to $91m as a number of projects were completed. Total cash spent on SIPs to date is $1,468m and remains on track
  - Regulatory change and compliance spend expensed increased 15% to $69m
  - Other investment includes Wealth and Asia
- Capitalised software balances were $1,651m, up $100m
  - Capitalised software balance similar to peers
  - Average amortisation period more aggressive than peers reflecting conservative management practices
  - Approach has no impact on capital
- Anticipate that amortisation and depreciation will add around 1.0% to expenses in FY13

Capitalised software & deferred expenses ($m)	1H12	2H12	1H13
Capitalised software			
Opening balance	1,303	1,435	**1,551**
Additions	287	316	**286**
Amortisation	(152)	(177)	**(182)**
Write-offs and other	(3)	(23)	**(4)**
Closing balance	1,435	1,551	**1,651**
Other deferred expenses			
Deferred acquisition costs	142	143	**139**
Other deferred expenses	17	17	**20**

Investment spend expensed ($m)	1H12	2H12	1H13
SIPs	39	25	**20**
Regulatory change and compliance	46	60	**69**
Other	73	56	**105**
Total	**158**	**141**	**194**
Investment spend capitalised ($m)	**1H12**	**2H12**	**1H13**
SIPs	148	91	**71**
Regulatory change and compliance	46	58	**59**
Other	98	196	**163**
Total[1]	**292**	**345**	**293**

Average amortisation period[2] (years)



WBC
Peer 1
Peer 2
Peer 3
5.2
8.0
4.6
4.3
FY08
FY09
FY10
FY11
FY12
1H13

Capitalised software balance[2,3] ($bn)



1.86
1.83
1.45
1.65
Peer 1
Peer 2
Peer 3
WBC

1 Investment spend capitalised also includes technology hardware equipment. 2 Data for Westpac as at 1H13. Peer 1 as at 1H13, Peer 2 as at 1H13, and Peer 3 as at FY12. 3 Software capitalisation based on closing 1H13 balances for Westpac, Peer 1 and Peer 2 and closing FY12 balances for Peer 3.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 48

Westpac GROUP

Investment program focused on delivering returns

- Investment spend in 1H13 of $487m in line with 2H12
- Investment spend composition weighted heavily towards growth and productivity (45%) and regulatory change (26%)
- SIPs was 19% of investment spend
  - Successfully connected the new online platform to our back-end systems and established end-to-end integration
  - Successfully migrated the George Street data centre as well as St.George and WRBB mainframe environments, into the new Western Sydney data centre
  - Introduced enhanced capabilities to our payments system increasing speed of payments processing

Total cash investment spend ($m) and composition (%)



Growth and productivity
SIPs
Regulatory change
Infrastructure
450
486
487
1H12
2H12
1H13
10%
26%
45%
19%

Investment

Years	Major programs
2010 - 12	• SIPs – 2011: completed 6 SIPs: credit card consolidation; collections system; enterprise middleware services; customer faster file; deposit growth; wealth management – 2012: completed 4 SIPs: testing; bankSMART; customer information system; and data centre/ perimeter security • Expansion of Bank of Melbourne • Expansion in Asia • Expansion of planner network
2013 - 14	• SIPs balance remaining – New online platform, including mobile – Migration of technology to new data centre – Payments transformation • Expansion of Bank of Melbourne • Expansion in Asia • New wealth platform (including SMSF capability) • Simplification program

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 49
Westpac GROUP

Continuous productivity focus and improvement

- Westpac Group has implemented a variety of programs over recent years to maintain a strong efficiency advantage relative to peers that has delivered over $1bn in savings over 3.5 years
- This has included the St.George merger, a broad productivity program, AFS and Group Services divisional restructure, changes to supplier arrangements, SIPs investment and a range of other divisional programs
- Looking ahead, programs to maintain the Group's efficiency advantage include
  - Delivering benefits from the supplier program
  - Completion of SIPs
  - Dedicated productivity team focused on six main streams of work that will increase self-serve and straight through processing via digital channels, simplify our product set, improve and standardise processes, and continue to simplify our IT environment

Over $1bn saved from efficiency programs over last 3.5 years ($m)


355
644
882
121
1,003
FY10
FY11
FY12
1H13
1H13 Cumulative

Simplification streams		Metrics to measure progress
Simplify and digitally enable distribution	Simplify branch distribution	Branch sales FTE / branch FTE (%)
		Digital sales / transactions (%)
	Use digital to deepen relationships	Self service adoption rates (%)
	Simplify customer contact centres	Increase proportion of revenue generating FTE
Simplify products		Number of 'for sale' products removed
		Number of 'back book' products removed
Simplify processes and standardise services		Operations unit cost (%)
		First time right (%)
		Time to yes – mortgages / business
Simplify IT		IT cash spend / total expenditure (%)
		Number of applications closed

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 50
Westpac GROUP

Investment programs are progressively modernising our technology and capability 51 Ongoing focus areas Key SIPs outcomes Online – a single new ‘best-in-class’ online platform. Data centres – new data centre and consolidation of existing centres from 9 to 2 Digital signatures – online signatures/account authorities Spider – new Westpac RBB teller platform Unity – new contact centre platform Payments – including consolidated global payments solution Cards consolidation – single multi-brand card processing platform Group Customer Master – single customer platform across brands Enterprise Services Bus – new middleware technology simplifying system-to-system linkages across the Group Information management – customer analytics Workplace productivity Enterprise business process management Simplified banker desktop – branch and call centre Enterprise originations and core platform consolidation (leveraging existing St.George platforms) Upgrade of wealth platform – including for SMSF Asia expansion – including upgrading Asia infrastructure, particularly payments/trade Payments systems upgrade for “faster payments” Customer insights and analytics Enhanced enterprise testing & release management ‘In sourcing’ of mortgage platform Channels Infrastructure and integration Core capability modernisation Enhanced digital enablement – including mobile Enterprise perimeter security – enhanced protection Key 2009 2011 2013 2015 2017

52 Improvements in asset quality leading to lower impairment charges in 1H13 Net change in CAPs ($m) New IAPs, write-backs and recoveries ($m) Includes 23% reduction in new IAPs, with fewer companies downgraded to impaired and top-ups to existing IAPs lower due to more stability in security values Improvements in portfolio quality and better loss experience, particularly in WIB and St.George, offset by increases for higher delinquencies in the consumer portfolios and a $28m increase in economic overlays Impairment charges to average gross loans1 (bps) 1 2002-2005 reported under AGAAP; 2006 onwards reported on A-IFRS basis. Pre-2008 does not include St.George. 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. 604 438 Net change in CAPs New IAPs, write-backs and recoveries Down 27% Net change in CAPs New IAPs, write-backs and recoveries Impairment charge movements ($m)

FIRST HALF 2013 CAPITAL, FUNDING & LIQUIDITY COMPARISON OF 1H13 VERSUS 2H12 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

Strong capital position, up across all measures 54 Key capital ratios2 (%) 1H12 2H12 1H13 Common equity tier 1 ratio 8.0 8.4 8.7 Additional tier 1 capital 1.8 1.9 2.1 Tier 2 capital 1.0 1.4 1.7 Total regulatory capital ratio 10.8 11.7 12.5 Risk weighted assets ($bn) 300 298 308 Westpac’s capital ratios are now fully reported on an APRA Basel III basis with prior periods reported under Basel 2.5 Transitioning to Basel III led to a 22bps reduction in the Common equity tier 1 capital ratio After Basel III transition adjustments, solid earnings growth combined with modest RWA growth contributed to a 58bps rise in the Common equity tier 1 capital ratio Fully harmonised BCBS1 Basel III common equity ratio, up 77bps to 11.40% 1 Basel Committee on Banking Supervision. 2 Data reported on a Basel 2.5 basis for 1H12 and 2H12 , figures for 1H13 are reported on a Basel III basis. 2 Ratios and RWA calculated on a Basel III basis with 1H12 and 2H12 numbers on a pro forma basis. Common equity tier 1 capital ratio (% and bps) Basel III ratios3 (%) Common equity tier 1 ratio 7.7 8.2 8.7 Common equity tier 1 ratio (BCBS3) 10.3 10.6 11.4 Risk weighted assets ($bn) 311 309 308

Preferred range common equity tier 1 ratio of 8.0% to 8.5%, comfortably above APRA minimums and capital conservation buffer Management buffer above regulatory minimums considers Desire to remain well capitalised on both an Australian and global basis Quarterly volatility in reported ratios Possible reduction in capital under severe stress tests using internal modelling and regulatory scenarios Sufficient flexibility should APRA’s capital standards be further updated/adjusted Clear direction on Westpac’s preferred capital range 55 Board approved Basel III preferred capital range 1 All numbers prior to Mar-13 on a pro forma basis. Preferred range 8.0% to 8.5% APRA Basel III Common equity ratio1 (%) APRA Basel III Common equity ratio - preferred range (%)  Capital conservation buffer 2.5% Additional management buffer 8.00 - 8.5% APRA Regulatory minimum Westpac preferred range

APRA to BCBS Basel III reconciliation

- The Australian Prudential Regulation Authority (APRA) has maintained the conservative stance adopted under its Basel II capital standards, resulting in a significant variance between capital measured under APRA and fully harmonised Basel III
- Key differences in the calculation of Common equity tier 1 ratios between APRA's Basel III and fully harmonised Basel III under Basel Committee on Banking Supervision (BCBS) are detailed below

Description	Common equity ratio
Westpac's Common equity tier 1 capital ratio under APRA Basel III	**8.74%**
Under BCBS, supervisors have the option of applying concessional thresholds when determining the capital requirements of deferred tax assets, investments in non-consolidated subsidiaries (NCS) and equity investments in commercial entities held in the banking book. Risk weighted asset treatments apply in lieu of common equity deductions if these items are individually less than 10% and together less than 15% of common equity. To the extent the amounts are greater than the concessional thresholds, common equity deductions apply APRA has chosen not to apply this concessional treatment and requires a 100% deduction from common equity for deferred tax assets, investments in non-consolidated financial institutions, NCS, equity investments, and all under-writing positions in financial and commercial institutions held for more than 5 business days Westpac's common equity ratio would increase if APRA applied concessional thresholds	+132bps
Mortgage risk weights under APRA are based on a minimum loss given default (LGD) of 20% whereas BCBS sets a minimum LGD of 10%. The actual LGD used must be supported by historical data but APRA's higher minimum means that Australian mortgage risk weights are typically higher than those calculated using the lower BCBS LGD minimum	+69bps
APRA applies a risk weighted asset requirement to Interest rate risk in the banking book (IRRBB). This is not currently considered under BCBS standards	+40bps
Other differences, including treatment of specialised lending	+25bps
Westpac's fully harmonised Basel III Common equity tier 1 capital ratio under BCBS	**11.40%**

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 56

Westpac GROUP

Fully harmonised common equity tier 1 ratio above local peers and at the upper end of global peers Global peer comparison of Basel III pro-forma Common equity tier 1 ratios (%)1 57 1 Company data, Credit Suisse estimates (based on latest reporting data as at April 2013).

Basel III pro forma adjustments added $10.7bn to reported RWA at 30 September 2012 $12.0bn increase in credit RWA Removal of $1.3bn RWA for equity risk as equity investments are now treated as a 100% deduction from capital Excluding Basel III transitional impacts, other movements in RWA included Credit risk RWA decreased 1% overall or $3.3bn. Lower business lending RWA mostly reflecting the benefit of reduced stressed assets, more than offset growth in RWA in Australian mortgages IRRBB1 increased $3.5bn due to a reduced embedded gain and changed risk exposure Lower market risk RWA of $1.5bn from a reduced exposure to interest rate risk Other RWA increased $0.7bn Risk weighted assets relatively flat over half 58 RWA movements ($bn) Credit RWA movements ($bn) 1 IRRBB is Interest rate risk in banking book.

Stable funding ratio 83%, up 30bps Increase in customer deposit funding of $11.9bn to 59% of total funding Small decrease in short term funding of $0.5bn Liquid asset portfolio at $111bn covers all short term and long term debt maturities in the next 15 months (excluding expected amortisation) Provides important buffer during periods of market dislocation Strong funding profile supported by customer deposit growth 59 Liquid assets ($bn) 45 2 111 3 110 Funding composition by residual maturity (%) 1 1 Private securities include Bank paper, RMBS, and Supra-nationals. 2 2008 does not include St.George. 3 Includes long term wholesale funding with a residual maturity less than 1 year. 4 SFR is the stable funding ratio calculated on the basis of customer deposits + wholesale funding with residual maturity greater than 12 months + equity + securitisation, as a proportion of total funding. 5 Equity excludes FX translation, Available for Sale Securities and Cash Flow Hedging Reserves. 5

Customer deposits continue to fund loan growth

- Customer deposit growth continuing to fund loan growth
  - 142bps improvement in deposit to loan ratio to 69.0%
  - Lower wholesale funding needs
- Term wholesale funding focused on refinancing term maturities
  - Expected annual term issuance around $25bn, depending on balance sheet movement and market conditions
  - $12.5bn term debt issued in 1H13, including $1.4bn hybrid issued March 2013
  - Weighted average maturity of new issuance 4.5 years
  - Further $1.4bn issued after 31 March 2013, positioning the Group well for FY13
  - $3.4 billion of Government-guaranteed debt bought back in 1H13, reducing FY14 refinancing needs

Westpac deposit growth funding loan growth



Customer deposit growth ($bn)
Net loan growth ($bn)
Customer deposit to loan ratio (%)
57.2
58.7
59.6
21.3
62.5
63.2
27.8
67.6
69.0
4.3
11.2
8.6
3
8.6
6.6
12.4
9.8
9.5
8.3
11.9
6.7
1H10
2H10
1H11
2H11
1H12
2H12
1H13

Term debt issuance and maturity profile[1] ($bn)



Covered Bond
Hybrid
Senior
Govt Guaranteed
Sub Debt
Issuance
Maturities
25
33
$14.0bn issued YTD
$12.9bn remaining maturities
25
21
17
18
19
FY11
FY12
1H13
2H13
FY14
FY15
FY16
FY17
>FY17

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months, excluding US Commercial Paper. Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. Perpetual sub-debt has been included in >FY17 maturity bucket. Maturities exclude securitisation amortisation

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 60

Westpac GROUP

Term issuance focused on flexibility and diversity 61 1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months, excluding US Commercial Paper. Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. 2 Excludes securitisation. 3 Sources: Westpac, Bloomberg, Company reports as at 22 April 2013. 2013 year to date FY12 2013 year to date FY12 2013 year to date New term issuance by type1 (%) New term issuance by currency1 (%) New term issuance by original tenor1,2 (%) Australian covered bond issuance3

FIRST HALF 2013 ASSET QUALITY COMPARISON OF 1H13 VERSUS 2H12 CASH EARNINGS (UNLESS OTHERWISE STATED)

Standard and Poor’s risk grade Australia NZ / Pacific Americas Europe Asia Group % of Total AAA to AA- 73,116 6,957 1,782 640 693 83,188 11% A+ to A- 32,321 3,767 1,981 1,425 1,424 40,918 5% BBB+ to BBB- 44,962 6,753 1,166 1,363 4,034 58,278 8% BB+ to BB 56,964 7,117 185 169 1,240 65,675 9% BB- to B+ 54,606 7,745 39 0 0 62,390 8% <B+ 10,013 2,262 39 130 0 12,444 2% Secured consumer 367,214 35,017 0 0 560 402,791 52% Unsecured consumer 38,747 3,902 0 0 33 42,682 5% Total Committed Exposures 677,943 73,520 5,192 3,727 7,984 768,366 Exposure by region1 (%) 88% 10% <1% <1% 1% 100% High quality portfolio with bias to secured consumer lending Exposure by risk grade as at 31 March 2013 ($m) 63 1 Exposure by booking office. On balance sheet lending Total assets Asset composition as at 31 March 2013 (%)

Diversification across industries and large exposures 64 Exposures at default1 by sector ($m) 1 Exposures at default represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default and excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 Includes St.George from 2009 onwards. Top 10 exposures to corporations and NBFIs as a % of TCE5 (%) Top 10 exposures to corporations & NBFIs as at 31 Mar 2013 ($m)

Commercial property portfolio comfortably within appetite 65 Commercial property exposures size ($bn) and % of TCE1 Commercial property portfolio by sector and region (%) 1 TCE is Total Committed Exposures. 2 IPD Investment performance index Q3 2012. Analysis Westpac Property. Capital values stable/minor lifts Income return steady at average Commercial property portfolio TCE1 classified as stressed (%) Commercial property returns stabilising2

Asset quality improvement and strong provisioning 66 Stressed exposures as a % of TCE1 (%) and provisions ($m) 1H13 economic overlay changes ($m) 1 TCE is Total Committed Exposures. 2 Figures have been calculated based on Basel III pro forma risk weighted assets. Provisioning coverage ratios 1H12 2H12 1H13 Collectively assessed provisions to credit RWA (Basel III) 116bps2 108bps2 106bps Collectively assessed provisions to performing non-housing loans 164bps 155bps 151bps Impairment provisions to impaired assets 38% 37% 40% Total provisions to gross loans 86bps 82bps 80bps Balance at Sept-12 363 Movement in property overlay (32) Movement in other overlays (3) New sector overlays, mostly manufacturing 63 Closing balance at Mar-13 391 1.94% $m

Downward trend in stressed exposures 67 Stressed exposures by industry ($bn) Movement in stressed exposures ($bn) New and increased gross impaired assets ($m) 1 Other includes Government, administration & defence, finance & insurance and utilities sectors.

High quality mortgage portfolio, with strong collateralisation

Westpac Australian housing portfolio[1]	2H12 Balance	1H13 Balance	1H13 Flow[2]
Total portfolio ($bn)	316.3	321.9	25.3
Owner-occupied (%)	48.2	48.1	50.6
Investment property loans (%)	41.5	42.2	45.6
Portfolio loan/line of credit (%)	10.3	9.7	3.8
Variable rate / Fixed rate (%)	87 / 13	85 / 15	76 / 24
Low Doc (%)	5.7	5.2	1.5
Proprietary channel (%)	58.4	58.2	57.0
First Home Buyer (%)	11.8	11.7	11.1
Mortgage insured (%)	25.8	24.4	17.0
	2H12	1H13	
Average LVR at origination (%)	69	69	
Average dynamic[3,4,5] LVR (%)	48	48	
Average LVR of new loans[6] (%)	69	70	
Average loan size ($'000)	214	219	
Customers ahead on repayments, excluding offset accounts[3,7] (%)	59	56	
Actual mortgage losses (net of insurance)[1,8] ($m)	43	52	
Actual mortgage loss rate[1] annualised (bps)	3	3	

Australian housing portfolio[3,4,5] (%)



LVR at origination
Dynamic LVR
70
60
50
40
30
20
10
0
0<=60
60<=70
70<=80
80<=90
90<=95
95+

Australian housing portfolio by State (%)



WRBB, St.George & RAMS
All banks[9]
50
40
30
20
10
-
NSW& ACT
VIC & TAS
QLD
WA
SA & NT

1 Represents WRBB and St.George (including RAMS). 2 Flow is all new mortgage originations total settled amount originated during the 6 month period ended 31 March 2013 and includes RAMS. 3. Excludes RAMS. 4. Dynamic LVR represents the loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. 5 Property valuation source Australian Property Monitors. 6. Average LVR of new loans is based on rolling 12 month window for each year end period. 7. Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 8 Mortgage insurance claims 1H13 $10m (2H12 $17m and 1H12 $13m). 9 ABA Cannex August 2012.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 68

Westpac GROUP

Delinquencies 90+ days delinquencies remain at low levels at 58bps, up 6bps (up 4bps on 1H12) with some impact from seasonal trends 30+ days delinquencies are 143bps, up 24bps (up 1bp on 1H12) reflecting normal seasonal trends Low Doc 90+ days delinquencies have increased more than the total portfolio with new flows in Low Doc lending declining and delinquency rates on the existing portfolio rising with seasoning Interest rate cuts have contributed to strong consumer credit quality Properties in possession 248 at March 2013, down from 289 at Sep 2012 and 423 at Mar 2012 Portfolio inflows continue to be low and benefitting from improved housing market conditions Loss rates Loss rates remain low by international standards and reflect sound underwriting standards Portfolio losses of $52m represents a loss rate of 3bps annualised (net of insurance claims1); loss rate unchanged from 2H12 (unchanged from 1H12) Australian housing portfolio delinquencies remain low 69 Australian mortgages delinquencies and loss rates (%) Australian mortgage 90+ days delinquencies (%) 1 Mortgage insurance claims 1H13 $10m (2H12 $17m and 1H12 $13m).

Australian mortgage customers continue to display a cautious approach to debt levels, taking advantage of lower rates to pay down debt Including mortgage offset account balances, 70% of customers are ahead of scheduled payments, with 20% of these being more than 2 years ahead Excluding mortgage offset account balances, 56% of Australian mortgage customers are ahead of scheduled payments Prepayment levels impacted by increased flows into fixed rate loans (where additional repayments are limited) When assessing loan serviceability, Westpac has a minimum assessment rate, often referred to as a floor rate, currently set at 7.46% p.a. across all brands In the current low interest rate environment, the minimum assessment rate is more than 190bps higher than the standard lending rate Prepayment levels and serviceability remain strong 70 Australian home loan customers ahead on repayments1,2 (%) Australian mortgage1 balance growth ($bn) Mortgage offset account balances1 ($bn) 1 Excludes RAMS. 2 Customer loans ahead on payments exclude equity loans/line of credit products as there is no scheduled principal payments. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due.

Investment property loans (IPLs) make up 42.2% of Westpac’s Australian mortgage portfolio 43% of IPL loans are originated at 80% LVR, to take advantage of tax deductions and avoid mortgage insurance costs While the majority of IPLs are interest-only, the realised amortisation profile closely tracks the principal and interest portfolio, with 40% of interest-only IPL customers ahead on repayments at 1H13 Compared to owner-occupied applicants, IPL applicants on average are older, have higher incomes and higher credit scores Specific credit policies apply to IPLs to assist risk mitigation, for example: Holiday apartments subject to tighter acceptance requirements Additional LVR restrictions apply to single industry towns IPL delinquency performance has historically been better than the portfolio average At 1H13, IPL 90+ days delinquencies were 50bps compared to 58bps for the portfolio IPL customers with more than one investment loan perform better than IPL customers with one investment loan and better than the overall portfolio Australian investment property portfolio sound 71 1 Excludes RAMS. Australian mortgage1 loan-to-value ratio at origination (%) Australian mortgage1 90+ days delinquency by customer type (%) Australian mortgage1 applicants by gross income band (%) Australian IPL1 portfolio by customer type (%)

Westpac regularly conducts a range of portfolio stress tests as part of its regulatory and risk management activities The Australian mortgage portfolio stress testing scenario presented represents a 'typical' severe recession – significant reductions in consumer spending and business investment lead to six consecutive quarters of negative GDP growth, resulting in a material increase in unemployment and nationwide falls in property and other asset prices Estimated Australian housing portfolio losses under stress conditions are manageable within the Group’s risk appetite and capital base Yearly average losses over the stressed scenario $692m, representing 22bps of the portfolio Cumulative loss modelled over the three years is $2.1bn LMI insurance claims would also be higher – an estimated additional $140m in total over the three years (net of reinsurance recoveries) Stress testing is also conducted on Westpac’s captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI), to ensure it is sufficiently capitalised to cover mortgage claims arising from a stressed mortgage environment These scenarios seek to ensure that WLMI would be sufficiently capitalised to fund claims from extreme events that would only be expected to occur every 200 years Mortgage portfolio stress testing outcomes 72 Australian mortgage portfolio stress testing as at 31 March 2013 Key assumptions Stressed scenario Current Year 1 Year 2 Year 3 Portfolio size ($bn) 322 321 315 317 Unemployment rate (%) 5.6 11.2 10.2 8.9 Interest rates (cash rate, %) 3.0 2.8 1.0 1.0 House prices (% change cumulative) 0.0 -13.0 -21.2 -23.4 Annual GDP growth (%) 3.1 -3.9 -0.2 1.7 Key outcomes Stressed losses (net of LMI recoveries) 3bps 20bps 22bps 23bps

Lenders Mortgage Insurance managing risk transfer

- Westpac Group has one captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI), which insures mortgages originated through all brands and channels
- Mortgages with origination LVR between 80-90% and Low Doc between 60-80% are generally covered by WLMI
  - WLMI currently retains 40% of the risk for WRBB, St.George[1] and RAMS brand mortgages
  - Remaining 60% of risk is covered by a quota share arrangement with four parties (Genworth Australia, QBE LMI, Arch Re and Tokio Millennium)
  - Additional stop loss insurance in place with a separate party to cover potential extreme loss scenarios
- Mortgages with origination LVR >90% are insured with third parties (prior to 2009 insured through WLMI)
- WLMI is strongly capitalised (separate from bank capital) and subject to APRA regulation. Capitalised at 1.23x PCR[2]
- Capital conservatively invested (cash and fixed interest) so returns primarily based on premium income and risk management
- Scenarios confirm sufficient capital to fund claims arising from events of severe stress (up to 1 in 200 years)
  - In a 1 in 200 years loss scenario, estimated losses for WLMI are $305m (net of re-insurance recoveries)
- 1H13 insurance claims $10m (2H12 $17m and 1H12 $13m)
- WLMI loss ratio[3] 30%, down from 35% (unchanged from 1H12)

Australian mortgage portfolio LMI coverage (%) as at 31 March 2013



Not LMI insured
Insured by WLMI[4]
Insured by third parties
75.6
13.4
11.0

Lenders Mortgage Insurance (LMI) structure as at 31 March 2013



LVR >80% to ≤ 90% and LowDoc LVR >60% to ≤ 80% covered by LMI
LVR >90% covered by LMI
In-house Mortgage Insurance (WLMI)
External Mortgage Insurance (third party providers)
Retained risk
40% WRBB, St.George and RAMS risk
Quota share reinsurance
60% of WRBB, St.George and RAMS risk
Stop loss reinsurance
Protects retained risk

1 St.George includes mortgages originated under the St.George, BankSA and Bank of Melbourne brands. 2 Prudential Capital Requirement (PCR) determined by Australian Prudential Regulation Authority. 3 Loss ratio is claims over the total of earned premium plus reinsurance rebate plus exchange commission. 4 Insured coverage is net of quota share.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 73

Westpac GROUP

Credit card payment rates continue to reflect ongoing consumer deleveraging The average payments to balance ratio for the Australian portfolio was 47.0% at 1H13, the highest level since 2007 90+ day credit card delinquencies up 20bps to 112bps (down 6bps on 1H12) consistent with seasonal trends Australian credit card portfolio continues sound performance 74 Australian credit card average payments to balance ratio1 (%) Australian credit cards 1 Cards average payments to balance ratio is calculated using the average payment received compared to the average statement balance at the end of the reporting month.

FIRST HALF 2013 BUSINESS UNITS COMPARISON OF 1H13 VERSUS 2H12 CASH EARNINGS BASIS (UNLESS OTHERWISE STATED)

1H12 2H12 1H13 Change on 2H12 Customer deposit to loan ratio (%) 55.8 58.1 59.4 130bps Margins (%) 2.19 2.24 2.30 6bps Revenue per FTE1 ($‘000) 302 322 333 3% Expense to income (%) 46.7 45.2 45.1 14bps Cash earnings up 3%. Core earnings up 3% Driven by strong growth across retail bank divisions. Wealth result affected by usual seasonal rise in General Insurance claims Net interest income up $141m (3%) with sound volume growth and margins well managed, up 6bps Non-interest income up $24m (1%) driven by increased line fees. Slightly offset by Wealth income with seasonally higher insurance claims Expenses well managed, up $66m (2%), with productivity savings helping make room for continued investment, particularly Bank of Melbourne and in wealth platforms. Expense to income ratio down 14bps to 45.1% Impairment charges down $33m (down 8%) primarily due to strong improvement in St.George business portfolio AFS Cash earnings up 3% in 1H13 76 1 Based on average FTE. Cash earnings movement ($m) Key features of AFS in 1H13 Movement in key AFS metrics Cash earnings contribution ($m) and (%)

Delivering performance at upper end of sector 77 1 Refer to slide 111 for wealth penetration metrics provider details. 2 TCE is Total Committed Exposures. AFS Wealth penetration1 (%) Net interest margins(%) Expense to income ratio (%) Revenue per FTE ($’000) Return on tangible equity (%) Stressed exposures as a % of TCE2 (%)

AFS strong position, subdued growth environment in 1H13 78 Solid deposit growth exceeded loan growth, improving the deposit to loan ratio 130bps to 59.4% Deposits up $7.6bn or 3% Strong growth with customer preferences moving to saving, transaction and online accounts from term deposits Household deposits grew at 1.2x system Housing loans up $5.6bn or 2% Focused on service-led strategy Solid new flows offset by increased repayments Other lending up 2% Business lending down $2.2bn or 3% SGB down $1.6bn due to reductions in property and stressed exposures. WRBB down $0.5bn 1 RBA Banking Statistics, March 2013. AFS JIM Up 6% Up 3% Westpac Group market share1 (%) AFS deposit growth ($bn) AFS lending and deposits ($bn)

AFS high quality portfolio; significant improvement in business 79 AFS portfolio quality remains high, with stressed exposures as a % of TCE reducing 14bps to 1.84% (down 20bps on 1H12) Impaired assets flat at 47bps (down 1bp on 1H12) Significant improvement in business portfolio quality, driven by asset sales, write-offs and refinancing, includes lower St.George property exposures, with significant reduction in non-performing assets Consumer delinquencies up modestly, partly from seasonal trends Mortgage 90+ days delinquencies up 6bps to 58bps (up 4bps on 1H12) Credit card 90+ days delinquencies up 20bps to 112bps (down 6bps on 1H12) 1 Refer slide 112 for asset quality definitions. 2 TCE is Total Committed Exposures. Down 8% AFS 1.84 Movement in impairment charges ($m) 90+ days delinquencies (%) Stressed exposures as a % of TCE2 (%) Strong risk profile1 Movement in impairment charges ($m) Down 8%

Cash earnings - - Largely flat at $1,116m Core earnings 4% Up 4% to $1,836m Net interest income 4% Deposits up 3% and deposit to loan ratio improved to 56.4% (up 108bps) Lending up 1%, with a 1% rise in mortgages and solid growth in consumer finance, offset by a decline in business from higher run-off Margins 6bps Margins up 6bps to 2.31% Deposit spreads 6bps lower due to more competitive pricing, particularly in at-call savings accounts where most of 1H13 growth occurred Lending spreads up 14bps from asset repricing Non-interest income 2% Increased business line fees Seasonal rise in credit card income from loyalty point redemptions and higher merchant income Expenses 2% Distribution expenses down 2% with FTE reductions, improved productivity across frontline roles and reduced discretionary spend offsetting salary increases and higher credit card redemption costs Total expenses up 2% due to SIPs amortisation, regulatory costs, project costs and brand relaunch Impairment charges 16% Impairment charges up $33m to $244m Consumer impairment charges higher from a rise in delinquencies partly from seasonal trends Business impairment charges down due to loss experience being consistently lower than expected Tax and NCI 9% Effective tax rate 30% (up 180bps) with 2H12 including benefit from a review of the timing of certain leasehold deductions Strong franchise delivering a disciplined performance 80 WRBB flat Up 11% Up 6bps Cash earnings movement ($m) Movement 1H13 – 2H12 Core earnings ($bn) Net interest margin (%) 4%

Deepening customer relationships and leading customer experience through mobile innovation

WRBB

Westpac

Key features of 1H13

- Westpac Local strategy meeting more customer needs, combined with disciplined pricing, expenses and risk management delivering a balanced performance
  - Strong balance sheet with 108bps increase in deposit to loan ratio
  - Highest wealth penetration of major banks[1] at 20.9% (up 9bps)
  - Customer numbers up 1%, customers with 4+ products up 86bps to 31.1% and customer service quality complaints down 12% and down 24% on prior year
  - Increase in customers using digital channels including: active mobile customers up 200,000 or 17% and total digital sales up 54%. Compared with every other major Australian bank, WRBB has the highest NPS in mobile customer experience[2]
  - 6 BankNow branches launched (with significantly smaller branch footprint) driving a 9% migration of counter deposit transactions to self service and an average of 59% of total transactions being self service
  - Leaner operating model with process efficiencies enabling a 2% FTE reduction, and improving sales productivity with revenue per FTE[3] up 6%
  - Winner of 2013 Canstar Blue Most Satisfied Customers Award (major banks)

Movement in key metrics

	1H12	2H12	1H13		Change on 2H12
Customer deposit to loan ratio (%)	53.5	55.3	56.4	↑	108bps
Margins (%)	2.21	2.25	2.31	↑	6bps
Revenue per FTE[3] ($'000)	298	320	338	↑	6%
Expense to income (%)	48.4	46.5	46.0	↓	48bps

Key customer / employee metrics

	1H12	2H12	1H13		Change on 2H12
Customers (#m)	6.01	6.08	6.13	✓	1%
Active mobile customers (#m)	0.95	1.17	1.37	✓	17%
Active online customers (#m)	2.21	2.30	2.37	✓	3%
Customer retention (%)	97.9	97.6	97.6	–	0
Customers with 4+ products (%)	29.5	30.2	31.1	✓	86bps
Service quality (complaints # '000)	46.3	40.1	35.4	✓	(12%)
Average products per customer[4] (#)	2.71	2.80	2.82	✓	1%
Wealth penetration[1] (%)	20.3	20.8	20.9	✓	9bps
BT Super for Life retail customers ('000)	232	246	263	✓	7%
Home & contents penetration[1] (%)	8.6	8.8	8.9	✓	4bps
Employees (# FTE[3])	10,747	10,287	10,052	–	(2%)
Women in senior leadership (%)	44	45	42	x	300bps

1 Refer to slide 111 for wealth penetration metrics provider details. 2 RFi's " Australian Mobility Banking Program " December 2012 Survey Results. 3 Based on average FTE. 4 Roy Morgan Research (Dec12), Total Banking & Finance (incl. Work Based Super) customers aged 14+, 6 month rolling average.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 81

Westpac GROUP

Strategy driving uplift across key metrics, delivering a stronger and more sustainable franchise1 82 1 Slight variances may occur due to business movements within divisions over this period of time. 2 Based on average FTE. 3 Refer to slide 111 for wealth penetration metrics provider details. WRBB Core earnings ($m) Revenue per FTE2 ($’000) Customers with 4+ products (%) Customers with wealth products3 (%) Employee engagement (%) Customer deposit to loan ratio (%)

Cash earnings 9% Up 9% to $715m, with a positive contribution from all brands Core earnings 2% Up 2% to $1,146m Net interest income 4% Deposits up 4% and deposit to loan ratio improved by 151bps to 56.3% Lending up 1%, with a 3% rise in mortgages and 4% rise in consumer finance, offsetting a 5% fall in business loans principally from run-down in stressed assets, and a further reduction in property lending Margins 4bps Margins up 4bps to 2.20% Asset spreads improved 13bps with mortgage repricing and improved business lending spreads Offset by a 7bps decline in deposits, mostly reflecting increased competition Non-interest income 6% Lower financial markets income and a reduction in mortgage related fees offset by a rise in business lending fees Expenses 3% Expansion of Bank of Melbourne, launch of new ‘Business Connect’ model for serving SME customers, and increased technology costs Partly offset by productivity initiatives Impairment charges 37% Impairment charges down $71m (37%) to $122m Business impairment charges down significantly from an improvement in the quality of the business portfolio including a reduction in stressed assets Consumer impairment charges up, largely driven by seasonal increases in delinquencies St.George delivering strong growth in 1H13 83 Up 9% Up 14% 37% JIM Up 9% Up 14% Up 4bps Cash earnings movement ($m) Movement 1H13 – 2H12 Impairment charges ($m) Net interest margin (%)

Strong momentum in key operating metrics with reinvigorated strategy

Key features of 1H13

- St.George has continued strong momentum in 1H13 with a reinvigorated strategy, resulting in sustainably improved share in mortgages, deposits, and wealth
- Continued to strengthen the balance sheet, with improved deposit to loan ratio and improved asset quality, with a significant decline in the impairment charge
- Customer numbers up 2%, with Bank of Melbourne customers up 6%. Customers with 4+ products up 77bps to 29.4%
- Growth in wealth penetration[1] significantly higher than majors, up 22bps to 15.2% (3rd highest wealth penetration behind only WRBB and CBA brands). BT Super for Life customers up 19%
- Bank of Melbourne brand awareness at record high of 30% and continues to develop great local partnerships (e.g. MCG, Melbourne City Council)
- RAMS continued strong growth in residential lending and in new deposit product. Strong brand to compete against low-cost players
- Improved productivity with a 3% increase in revenue per FTE

Movement in key metrics

	1H12	2H12	1H13		Change on 2H12
Customer deposit to loan ratio (%)	51.7	54.8	**56.3**	↑	151bps
Margins (%)	2.08	2.16	**2.20**	↑	4bps
Revenue per FTE[2] ($'000)	338	354	**363**	↑	3%
Expense to income (%)	38.5	37.5	**37.9**	↑	37bps

Key customer / employee metrics

	1H12	2H12	1H13		Change on 2H12
Customers (#m)	3.09	3.16	**3.22**	✓	2%
Active mobile customers[3] (#m)	0.34	0.40	**0.47**	✓	16%
Active online customers[4] (#m)	1.08	1.15	**1.20**	✓	5%
Customers with 4+ products[3]	27.5	28.6	**29.4**	✓	77bps
Avg. products per customer (#)	2.54	2.58	**2.61**	✓	1%
Wealth penetration[1] (%)	14.0	15.0	**15.2**	✓	22bps
BT Super for Life customers ('000)	53	68	**81**	✓	19%
Home & contents penetration[1] (%)	4.4	4.5	**4.8**	✓	33bps
Employees (# FTE[2])	5,105	5,109	**5,086**	-	(1%)
Women in senior leadership (%)	38	40	**45**	✓	500bps

1 Refer to slide 111 for wealth penetration metrics provider details. 2 Based on average FTE. 3 Excludes RAMS. 4 Past active online customers restated to include all St.George brands.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 84

St.George (NSW/QLD/ACT/WA) Cash earnings higher supported by balance sheet growth and margin improvement. Impairments significantly lower Strong deposit growth with an improvement in the deposit to loan ratio of 120bps to 67.2% Uplift in wealth penetration in NSW/ACT, up 11bps to 13.6% of customers2 Customer numbers up 1% and customers with 4+ products up 73bps to 29.5% New SME model being rolled out Positive Cash earnings growth funding expansion Added 9 branches in 1H13 to 713 Household deposits over 5x Victorian banking system (Dec11 – Dec12)4 and mortgages over 3x Victorian system (Feb12 – Feb13)5 12% deposit growth to $8.5bn and 5% lending growth to $20.0bn 6% customer growth; 79bps lift in customers with 4+ products to 28.1%; and wealth penetration at 18.42% Local brands delivering sustainable growth and increasing the Group’s flexibility 85 BankSA Cash earnings higher due to a good mix of volume and margin growth. Impairments lower Growing market share in deposits and home loans in a low growth environment Deepening customer base, with customers with 4+ products up 99bps to 29.3% Wealth penetration, up 44bps to 16.6% of customers2 Bank nearly 1 in 3 of population in South Australia 1 Footings is calculated as household deposits and housing balances. Sources RBA, APRA, ABS and internal analysis. 2 Refer to slide 111 for wealth penetration metrics provider. 3 Branch numbers include instore advisory stores. 4 Growth multiple is for the 12 months to Dec 12 for Victoria and has been estimated based on State based ABS National Accounts data along with ABA/Cannex surveys. 5 Growth multiple is for the 12 months to Feb 13 for Victoria and has been estimated based on ABS new housing finance statistics, State based ABS National Accounts data along with ABA/Cannex surveys. RAMS Cash earnings higher, with growth in home loans and deposits Launched deposits in May 2012 and have surpassed $1.8bn RAMS surpassed 100,000 customers from both its mortgage and deposit products Cash earnings by brand ($m) Local Bank footings by State1 (%) St.George in 1H13 Bank of Melbourne in 1H13 BankSA in 1H13 RAMS in 1H13 Bank of Melbourne footings market share1 (%)

Strategic priorities to drive growth/return

Best Bankers, driving strong employee engagement (%)



80
81
78
83
Jul-09
Jul-10
Jul-11
Jul-12

Revenue per FTE[1] ($'000)



326
341
338
354
363
1H11
2H11
1H12
2H12
1H13

Customers with 4+ products



27.5
28.6
29.4
1H12
2H12
1H13

Grow SME customers

- St.George has a strong commercial business offer, however, the SME segment is under served and the division is below its natural share
- A significant growth opportunity exists with 2,500 new business customers visiting branches each month and clear leadership in SME NPS. Initiatives include
  - Hub distribution model with efficient access to specialists using online, video and mobile
  - Relationship based approach supported by emerging technologies
  - Convenience with 24 hour lobbies, coin counters and coin dispensers
  - Integrated approach to managing customers using skills of BTFG and WIB

Continue to drive wealth and insurance cross sell[2] (%)



10.3
11.8
14.0
15.2
1H10
1H11
1H12
1H13

Maintain leadership in innovation

- Leverage strong heritage of online/mobile capability
  - First internet banking (1995)
  - First to provide same day merchant settlements (2001)
  - First to send SMS alerts (2003)
  - First savings/transaction accounts opened via mobile devices (2010)
- Provide innovative customer solutions
  - Pay anyone via mobile (April 2012)
  - PropertyMate (August 2012)
  - Credit and debit card application and activation via mobile (November 2012)
  - Personal loans on mobile (March 2013)

1 Based on average FTE. 2 Refer to slide 111 for wealth penetration metrics provider details.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 86

Funds Management 10% Up $18m to $194m driven by Increase in asset markets 29% growth in Advice new business revenue BTIM / JOHCM performance fee growth of $29m Partially offset by increased strategic investment and business as usual spend Impairments improved by $6m Insurance 39% Up $32m to $115m driven by 18% growth in Life Insurance in-force premiums driven by strong IFA momentum Lower catastrophe claims of $9m Lenders Mortgage Insurance reduced Cash earnings by $5m Capital & other 14% Down $6m to $36m from lower investment earnings Flows 8% Flows revenue up $81m (8%) All Platforms (including Corporate Super) market share ranked number 1 at 20.4%2 Advice new business revenue up 29% driven by an increase in planner footprint and improved productivity Life Insurance in-force premiums and General Insurance gross written premiums growth of 18% and 16% respectively Margin lending balances down 20% Markets 4% Asset markets higher including average ASX200 increasing 12%, positively impacting FUM and FUA related revenue across Platforms, Superannuation and Asset Management Higher average daily broking volumes up 3.2% Other revenue and accounting reclassification 1% BTIM / JOHCM performance fees up $29m offset by margin compression in Platforms and Advice and other items Accounting disclosure reclassification reduced revenue by $16m1 Expenses 10% Expenses up $53m (10%) Strategic investment up $22m, with a focus on growing planner numbers, investment in platform technology and business transformation Business as usual expenses up $47m, driven by higher performance related fees, compliance and volume related costs Accounting disclosure reclassification reduced expenses by $16m1 Strong underlying growth across business 87 Cash earnings movement1 ($m) Movement 1H13 – 1H123 Cash earnings 1H13 – 1H12 up 15% 1 During 1H13 accounting disclosure reclassification adjustments were made with no prior period adjustment, the net impact was a reduction in BTFG revenue and expenses of $16m in 1H13. Prior period results of Funds Management and Insurance were restated to ensure comparability, the corresponding entries were processed through Capital and other. 2 Plan for Life, December 2012, All Master Funds Admin. 3 Movement percentage calculated over prior year total revenue or expense. Cash earnings ($m) Cash earnings up 44 (15%)

Underlying business momentum continues

BT Financial Group

Cash earnings movement[1] ($m)



Revenue up 16 (1%)
Expenses up 10 (2%)
352
(10)
14
42
(16)
12
(26)
16
(11)
(15)
(5)
(8)
345
2H12
LMI
Flows
Markets
Accounting reclassification
Other revenue
Catastrophe claims
Accounting reclassification
Expenses
Strategic investment
Impairments
Tax and NCI
1H13

Cash earnings ($m)



Cash earnings down 7 (2%)
352
13
(22)
2
345
2H12
Funds Management
Insurance
Capital and other
1H13

Cash earnings 1H13 - 2H12 down 2%

Funds management	↑	7%	• Up $13m to $194m – Increase in asset markets – BTIM / JOHCM performance fees up $26m – Increased strategic investment and BAU spend – Impairment charges $5m lower
Insurance	↓	16%	• Down $22m to $115m – General gross-written and Life in-force premium growth partly offset by higher working claims – Seasonally higher catastrophe claims and increased life insurance claims – Lenders Mortgage Insurance cash earnings down $7m
Capital & other	↑	6%	• Up $2m to $36m with a modest rise in investment earnings

Movement 1H13 – 2H12[2]

Flows	↑	1%	• Flows revenue up $14m (1%) • Life Insurance in-force premium and General Insurance gross written premium growth of 6% • Margin lending balances down 10%
Markets	↑	4%	• Asset markets stronger including average ASX200 up 11%, positively impacting FUM and FUA related revenue across Platforms, Superannuation and Asset Management • Higher average daily broking volumes up 11%
Other revenue and accounting reclassification	-	0%	• BTIM / JOHCM performance fees up $26m offset by margin compression in Platforms and Advice and other items • Accounting disclosure reclassification reduced revenue by $16m[1]
Catastrophe claims	↓	2%	• Catastrophe claims seasonally higher by $26m
Expenses	↑	2%	• Expenses up $10m (2%) • Strategic investment up $15m with increased investment in platform technology and business transformation • Business as usual expenses up $11m • Accounting disclosure reclassification reduced expenses by $16m[1]

1 During 1H13 accounting disclosure reclassification adjustments were made with no prior period adjustment, the net impact was a reduction in BTFG revenue and expenses of $16m in 1H13. Prior period results of Funds Management and Insurance were restated to ensure comparability, the corresponding entries were processed through Capital and other. 2 Movement percentage calculated over prior year total revenue or expense.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 88

Westpac GROUP

Ongoing improvement across many key metrics

BT Financial Group

Key features of 1H13

- Cross sell continues to improve wealth penetration[1] with Westpac Group leading the sector at 18.6% (WRBB at 20.9% maintaining #1 and St.George #3 at 15.2%)
- Maintained number 1 ranking for FUA share on All Platforms (including Corporate Super), currently at 20.4%[2]
- Continued investment in planner network with growth in planner numbers (up 1% on 2H12 and 10% on 1H12). Sector leading revenue per planner[3] in Westpac Financial Planning, and St.George Financial Planning above bank sector median
- Insurance premium growth above system[4], with strong sales in Life Insurance through the IFA network, flat on 2H12 and up 33% on 1H12. Life Insurance in-force premiums and General Insurance gross written premiums both up 6% in the first half (on 2H12) and 18% and 16% respectively (on 1H12)

FUM / FUA

	Average		Period end	
	$bn	1H13 – 2H12 % mov't	$bn	1H13 – 2H12 % mov't
BT Wrap/Asgard FUA	74.0	7	77.0	8
Corporate Super	14.1	11	14.7	11
Other FUA	3.4	2	3.8	15
Total FUA	**91.5**	**7**	**95.5**	**9**
Retail FUM	15.4	2	15.8	3
Institutional FUM	19.3	6	19.7	6
Wholesale FUM	27.5	30	30.2	33
Total FUM	**62.2**	**14**	**65.7**	**16**

Key customer / employee metrics

	1H12	2H12	1H13		Change on 2H12
Planners (salaried and aligned) (# spot)	1,023	1,112	**1,121**	✓	1%
Revenue per planner[5] ($'000's)	115	120	**120**	-	-
Customers with an Insurance product (#m)	1.43	1.51	**1.56**	✓	3%
BT Super for Life (retail) customers (#'000)	288	314	**348**	✓	11%
Wealth penetration Westpac Group customers[1] (%)	17.7	18.4	**18.6**	✓	20bps
BT Super for Life (retail) FUM[6] ($bn)	2.0	2.3	**2.9**	✓	26%
Life Insurance market share[4] (%)	8.2	8.9	**9.7**	✓	77bps
Home & contents market share[7] (%)	4.1	4.2	**4.9**	✓	62bps
Total deposits ($bn)	19.5	19.9	**20.5**	✓	3%
Employees[8] (# FTE)	3,739	3,833	**3,950**	-	3%
Women in senior leadership (%)	38	40	**41**	✓	100bps

1 Refer to slide 111 for wealth penetration metrics provider details. 2 Plan for Life, December 2012, All Master Funds Admin. 3 Comparator December 2012 data from 1 July 2004 to 31 December 2012, includes salaried financial planners only. 4 Plan for Life data (new sales includes sales, premium re-rates, age and CPI indexation), December 2012. 5 Revenue per spot planner includes salaried and aligned. 6 Excludes Westpac Group Staff Super Plan of $4.1bn. 7 Internally calculated from APRA quarterly general insurance performance statistics, December, 2012. 8 Based on average FTE.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 89

Westpac GROUP

Increased planner numbers, productivity, good cross-sell and improved markets contribute to FUA growth 90 Total FUA growth ($bn) Leading on wealth penetration3 (%) Aligned and salaried planner numbers up (#) 1 Comparator December 2012 data from 1 July 2004 to 31 December 2012. 2 Includes salaried planners only. 3 Refer to slide 111 for wealth penetration provider details. BT Super for Life (retail) customer numbers and FUM growth Market leading revenue per salaried planner1,2 ($000) Asgard Infinity ($m) Aligned planners up 19% Planner growth and markets contribute to FUA growth 2013 Up 56% Up 9% Up 1%

Steady increase in FUM

BT Financial Group

Increased flows and markets contribute to FUM growth ($bn)



Retail Super/Other
Advance[1]
JOHCM
BTIM (exc. JOHCM, exc. retail inter-funding)
41.4
55.6
56.5
65.7
2H11
1H12
2H12
1H13

BT Investment Management

BTIM is ASX listed and a separately managed global asset manager (63% share consolidated into BTFG)

- Spot FUM up 5% on Sep-12 to $35.9bn (excluding JOHCM)
- Positive flows through the Westpac channels in BT Super for Life, Corporate Super funds and the Fixed Interest funds
- 73% of funds above benchmark (3 years)

JO Hambro Capital Management (JOHCM)

- London-based global asset manager acquired in 2011 by BTIM
- JOHCM continues strong FUM growth (FUM up 18% on Sep-12 to $14.5bn)
- Outperformed benchmarks leading to performance fees of $34m in 1H13, materially higher than the $4m in 1H12
- 90% of funds above benchmark (3 years)

Advance – manager of managers

Advance is a multi manager business focusing on asset allocation, manager selection and risk management

- Spot FUM up 46% on Sep-12 to $18.3bn[1]
- 80% of funds above benchmark (3 years)
- Awarded 2013 Best Fund Manager by Money Magazine in its 2013 Best of the Best Awards for the second consecutive year. Also awarded Best Multi-sector Fund for Advance Moderate Multi-Blend Fund
- Advance Alternative Strategies Multi-Blend Fund won the Best Multi-strategy / Fund of Hedge Fund category in Professional Planner/Zenith Awards 2012

Ascalon[2] – stable of boutique managers

Ascalon acquires equity stakes in boutique fund managers with specialist investment expertise, aiming to create a portfolio of diverse fund managers with distinctive investment management styles

- Ascalon has an equity stake in nine boutiques and recently acquired a 30% stake in Singapore-based alternative manager RV Capital Management, bringing its number of Asian-based fund manager partnerships to three
- Ascalon actively manages its portfolio and is in the process of exiting from two boutique firms
- Awarded "Boutique Fund Managers of the Year – Asia Pacific" in the 2013 International Hedge Fund Awards

1 Includes Westpac Group Staff Super Plan FUM of $3.4bn. 2 Represents FUM of boutique investment managers in which Ascalon Capital Managers Limited (Ascalon) holds minority ownership interests. These boutiques are not part of the Westpac Group of companies and are not intended to attribute FUM to Ascalon or any other entity of the Westpac Group.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 91 Westpac GROUP

Strong growth in Life and General Insurance 92 Insurance Cash earnings contribution ($m) Life Insurance in-force premiums ($m) Home and Contents penetration1 (%) Life Insurance new sales market share2 (%) General Insurance gross written premiums ($m) 1 Refer to slide 111 for the wealth penetration metrics provider details. Peer 1, 2 and 3 represent the major banks. 2 Plan for Life data (new sales includes sales, premium re-rates, age and CPI indexation), December 2012. Life Insurance sales by retail planners ($m)

Westpac Institutional Bank

Strong uplift in Cash earnings

Cash earnings movement ($m)



734
(56)
78
(27)
3
7
739
(4)
45
(20)
105
(52)
813
Up 1%
Up 10%
1H12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
2H12
Net II
Non-II
Expenses
Impairment charges
Tax & NCI
1H13

Key metrics

	1H12	2H12	1H13
Deposit to loan ratio (%)	96	120	118
Expense to income (%)	30.3	31.6	32.0
Employees (FTE[1])	1,683	1,731	1,804
Revenue per FTE[1] ($000)	941	928	913

1 Based on average FTE.

Movement 1H13 – 2H12

Cash earnings	↑	10%	• Cash earnings up 10% to $813m
Core earnings	↑	2%	• Core earnings up 2% to $1,120m
Net interest income	–	flat	• Lending up $2.1bn or 4%, with good growth in key areas of Asia, trade finance and natural resources, as well as securitisation • Deposits up $1.8bn or 3%, building on strong growth of 2012
Margins	↓	9bps	• Margins 9bps lower to 2.30%, due to increased competition for both institutional lending and deposits
Non-interest income	↑	6%	• Strong increase in Markets income, supported by good customer flows, particularly in interest rate hedging products in Debt Markets • $37m positive movement in counterparty credit risk valuations (CVA) • Revenue associated with Hastings lower, reflecting significant performance fees related to asset sales in 2H12
Expenses	↑	4%	• Investment in targeted areas, including Asia, and performance-related payments associated with Hastings • Underlying expenses flat
Impairment charges	↓	large	• 1H13 impairment benefit of $43m compared to impairment charge in 2H12 of $62m reflects improvement in WIB portfolio quality • Lower new IAPs and higher write-backs • CAPs lower in line with improving asset quality and slower credit growth

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 93

Westpac GROUP

Focus on extending capabilities into fast growing Asian region, connecting trade, capital and people flows Strategy delivering good growth over the half Asia revenues up 36% (in USD) Natural Resources & Agribusiness revenues up 7% Trade volumes in Australia and Asia up 29%, however margin compression in this sector has seen lower revenue growth Investing further in extending capabilities 81% of new FTE in 1H13 focused on building capacity in Asia Official opening of Mumbai branch in February 2013 Granted foundation market makers license to trade AUD/CNY from April 2013 Deep customer relationships core to WIB’s strategy Increasing our presence where our customers do business Extending WIB franchise Offshore operations also located in US and UK Key focus remains on building deep relationships with Australia and New Zealand customers (78.7% of WIB’s Total Committed Exposures) Shanghai Mumbai Beijing Jakarta Singapore Hong Kong 94 Have the best PEOPLE who understand our customers’ needs Invest in TECHNOLOGY and innovation where it matters most Foster an intelligent and confident RISK culture Support ethical and SUSTAINABLE development Grow our INTERNATIONAL capability with a focus on Asia

Australasia's number one institutional bank

Westpac Institutional Bank

Relationship.

No.1 Lead Relationship Bank in Australia[1]

No.1 Relationship Strength Index[1]

No.1 Customer Satisfaction[1]

Insight.

No.1 Most Useful Analysis of the Australian Economy[2]

No.1 Most Useful Interest Rate Forecasts and Trend Analysis[2]

Global Transactional Services.

No.1 Supply Chain Finance – Product[3]

No.1 Best Transactional Banking Platform – Corporate Online[3<]

No.1 Lead Domestic Transactional Bank in Australia[3]

Foreign Exchange.

No.1 Australian Bank for FX, Globally[4]

No.1 Australian Bank for FX Quantitative Research[4]

No.1 Australian FX Bank for Client Service in the Asian and Australasian Timezone and Geography[4]

No.1 Relationship Strength Index[5]

Debt Markets.

No.1 Australian Domestic 'Bank of Choice' for Fixed Income[6]

No.1 Best Debt Finance House 2012 – Finance Asia[7]

No.1 Structured Finance Bank of Choice[1]

No.1 Agency Provision - Overall Service Quality[1]

WIB revenue ($m)


Debt Markets
FX&CCE
GTS
Hastings
Other[8]
1,584
1,606
1,647
1H12
2H12
1H13
3.4%
0.4%
22.6%
13.8%
59.8%

1. Peter Lee Associates Large Corporate and Institutional Banking Survey Australia 2012. Rank vs. top 4 from 549 respondents. 2. Peter Lee Associates Interest Rate Derivatives Survey, Australia 2012. Rank vs. top 4 from 175 corporate respondents. 3. Peter Lee Associates Large Corporate and Institutional Transactional Banking Survey Australia 2012. Rank vs. top 4 from 553 respondents. <Based on the Platform Performance Index. 4. Euromoney FX Poll 2012. Rank vs. marketplace from 15,423 industry votes. 5. Peter Lee Associates Foreign Exchange Survey Australia 2012. Rank vs. top 4 from 311 corporate and financial institution respondents. 6. Peter Lee Associates Debt Securities Investors, Australia Survey for 2012 (Most Active Investors). Based upon Westpac achieving a no. 1 ranking amongst the four major domestic banks for estimated market share across Commonwealth Treasury and Semi Government Bonds, Covered Bonds, Corporate Bonds, Asset Backed Bonds and CPI Linked Securities, a no. 1 ranking for Relationship Strength amongst the four major domestic banks across Commonwealth Treasury and Semi Government Bonds and Asset Backed Bonds, a no. 1 ranking for overall service quality in CPI Linked Securities and a no. 1 ranking for best service in Covered Bonds. 7. FinanceAsia's Achievement Awards 2012 – Australia and New Zealand. As determined by publication. 8 Other includes Private Bank Asia

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 95

Westpac GROUP

Business % WIB revenue Performance Debt Markets 60% Revenue up 17% (up 16% on 1H12) Good customer flows with sales income up 36% Strong increase in core lending revenue, up 8% Strong trading result, up $39m Foreign Exchange and Commodities, Carbon and Energy 14% Revenue down 9% (down 18% on 1H12) Weaker trading revenue in the half in Energy Reduced customer margin in FX Sales revenue steady, with volumes up in the half Global Transactional Services 23% Revenue down 5% (down 4% on 1H12) Margin contraction in Trade and Transactional partially offset by volume increases Won and retained significant business during the half, including retaining transactional banking services to the NSW Government Hastings 3% Revenue down 63% (down 8% on 1H12) Performance fees lower as 2H12 benefited from performance fees related to asset sales Focus moving to unlisted funds Maintaining customer focus WIB customer revenue up 5% WIB revenue by business division WIB customer revenue 1H13 – 2H12 ($m) 1 Other includes Hastings and capital benefit. 96 WIB’s strategic focus on deep and enduring customer relationships has supported growth in customer revenues Customer revenue of $1,201m, up $61m, or 5.3% Driven by strong customer flows in Debt Markets, particularly in interest rate products WIB 1H13 revenue composition

Solid balance sheet growth

Westpac Institutional Bank

Balance sheet

- WIB balance sheet growth solid
  - Deposits up $1.8bn, or 3%, building on WIB's strong deposit growth in FY12 and benefiting from a market-leading position in transactional banking services
  - Lending up $2.1bn, or 4%, supported by a $1.4bn lift in Asian related lending, including trade finance, and good growth in natural resources and securitisation.
- Deposit to loan ratio remains above 100%, at 118%

Net interest margin

- Lending margins reflect
  - Asset prices coming off highs seen during the financial crisis
  - Increased competition in a low credit growth environment, particularly from banks in jurisdictions with low rates and where liquidity is being used to stimulate economic growth
- Deposit margins reflect the impact of regulatory changes and associated competition for deposits

				% Change	
$bn	1H12	2H12	1H13	1H13 – 1H12	1H13 – 2H12
Total Deposits	52.4	64.5	66.3	26.5	2.8
Net Loans	54.5	53.9	56.0	2.8	3.9
Total Committed Exposures	191.9	193.1	193.4	0.8	0.2

Net interest margin (%)



2.59
2.39
(4bps)
(6bps)
9bps
(8bps)
2.30
Down 9bps
1H12
2H12
Assets
Deposit & Funding
Other
Markets
1H13

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 97

Westpac GROUP

Westpac Institutional Bank

Portfolio quality remains strong

Asset quality remains strong

- Significant reduction in the level of stressed assets leading to a benefit from impairments of $43m. Positive outcome reflects
  - New IAPs $28m lower, driven by reduced number of new impaired assets
  - Write-back benefits of $37m
  - CAP benefit of $43m due to repayments and upgrades and an improved assessment of portfolio risk
- Asset quality remains strong. Some companies remain under pressure from the high Australian dollar, uncertainty associated with slow down in Europe and China, consumer caution and changed consumer buying behaviour

Movement in impairment charges/(benefits) ($m)



65
62
(37)
5
(28)
(2)
(43)
(43)
1H12
2H12
Write-backs
Recoveries
New IAPS
Write-offs
Change in CAPs
1H13

Decline in stressed exposures[1]

- Stressed exposures to TCE down 50bps to 1.63% of the WIB portfolio (down 63bps on 1H12)
- Significant reduction in all stressed categories, particularly in Watchlist assets
- Reduction in stressed exposures driven by repayments, asset sales, write-offs and upgrades back to performing
- Impaired assets down 5bps to 59bps (down 12bps on 1H12)
- Contribution of property to stressed exposures 21.4%, down from 23.5% (down from 33.4% 1H12)

Stressed exposures as a % of TCE[2,3] (%)



Impaired
90 days past due well secured
Watchlist & substandard
1.63
1H09
2H09
1H10
2H10
1H11
2H11
1H12
2H12
1H13

1 Refer to slide 112 for asset quality definitions. 2 TCE is Total Committed Exposures. 3 Includes Premium Business Group.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 98

Westpac GROUP

Cash earnings 2% Cash earnings up 2% to $370m Core earnings 2% Core earnings down 2% to $582m Net interest income 1% Deposits up 7% and deposit to loan ratio improved to 75.1% (up 442bps) Lending up 1% in competitive environment, principally driven by housing, with Westpac delivering good growth in the less than 80% LVR category Business lending largely flat, but good growth in target Agri segment (up 3%) Margin 9bps (35bps incl. treasury assets) Underlying margins down 9bps (excluding treasury assets) Assets lower with switch to lower spread mortgages by customers Reduced deposit spreads driven by strong competition and lower returns on rate insensitive deposits Inclusion of NZ treasury operations and assets (liquid assets) adversely impacting NIM by 26bps Non-interest income 1% Growth in non interest income principally driven by wealth fees earned from FUM/FUA (balances $5.4bn up 13%) and increase in facility fees Expenses 2% Expenses up 2% driven by wage increases, marketing & brand activity, continued investment in technology and higher restructuring costs Partly offset by benefits from ongoing productivity initiatives Impairment charges 28% Impairments down 28% to $67m Asset quality has continued to improve, driven primarily by lower incidence of business IAPs Partly offset by a slowdown in consumer delinquency improvement compared to 2H12 and also a small number of Institutional impairments Strong franchise and risk profile in a low growth, competitive environment 99 1 Expressed in NZ$. New Zealand 28% Up 2% Up 4% Down 9bps Cash earnings movement ($m)1 Movement 1H13 – 2H121 Impairment charges ($m)1 Net interest margin (%)

Strong focus on investment and improving balance sheet strength

New Zealand

Key features of 1H13

- Sound performance which strengthened the franchise with a higher deposit to loan ratio and improved asset quality
- Continued investment in customer facing activities including online and mobile technology as well as branch enhancements
  - Unique banking mobile customers up 108%
  - Total monthly deposits on Smart ATMs up 85%
- Providing real time credit decisions through online origination, already operational for home loans
- Ongoing investment in Westpac Local and 'MyBank'[1] have contributed to the deepening of customer relationships, enhancing cross sell capability
  - MyBank customers increased 24bps to 26.3%
  - Customers with wealth products improved 181bps to 25.2%
- Shift in focus from speed to quality of the customer experience at the front-line, including streamlined decision making for local business managers

Key metrics

	1H12	2H12	1H13		Change on 2H12
Customer deposit to loan ratio (%)	67.7	70.7	75.1	↑	442bps
Margins (%)	2.71	2.73	2.38[2]	↓	35bps
Revenue per FTE[3] ($000)	215	218	216	↓	1%
Expense to income (%)	42.0	41.7	42.5	↑	90bps

Key customer / employee metrics

	1H12	2H12	1H13		Change on 2H12
Customers (#m)	1.27	1.27	1.29	✓	1%
Unique mobile banking customers (#000)	14	85	177	✓	large
Unique mobile banking customers as % of total customers	1	7	14	✓	large
Active online customers (#000)	589	601	617	✓	3%
Active online banking customers as % of total customers	46%	47%	48%	✓	51bps
Customer retention (%)	95.9	96.3	96.8	✓	51bps
MyBank customers[1] (%)	25.1	26.0	26.3	✓	24bps
Customers with 4+ products (%)	49.0	49.6	49.8	✓	14bps
Customers with wealth products (%)	21.2	23.4	25.2	✓	181bps
Total deposits on Smart ATMs (# 000)	104	318	590	✓	85%
Employees (FTE[3])	4,619	4,676	4,680	-	0%
Women in senior leadership (%)	41	42	41	x	(100bps)

1 MyBank is an internal measure of customers who use Westpac NZ as their main transactional provider (> $1,000 and >10 transactions per month) and have two or more additional needs met by Westpac NZ (ie: savings, credit cards, borrowing, insurance, wealth). 2 Margins were down 9bps excluding the 26bps impact in 1H13 from the inclusion of Treasury liquid assets. 3 Based on average FTE.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 100

Westpac GROUP

Strategy to drive sustainable returns

New Zealand

Five strategic imperatives

- Transition to next generation distribution
- Build a faster moving, more responsive and flexible business
  - Empowerment/capability of frontline staff and responding more rapidly to change as well as customer needs
- Deepen customer relationships in target segments
  - Further investment in MyBank with closer links to wealth and insurance offerings
- Continue to simplify the business to improve productivity and enhance the customer experience
- Optimise the portfolio to strengthen the balance sheet and improve returns
  - New products and rebalance segment exposure to reflect NZ economy

Next generation distribution

Changing customer preferences and improved technology is leading to material changes in distribution. Areas of focus include

- Mobile innovation
- Enhanced functionality of internet banking
- Payments simplification and more self serve channels
- 24/7 availability with smart ATMs and coin machines – smart ATMs currently installed onsite at 33% of branch locations
- Changing branch formats with investment in self serve capability and offering more advice
- Encouraging customers to transact as well as interact with us to build closer connections and a deeper relationship

Deepen relationships – MyBank customers (%)



24.7
24.9
25.1
26.0
26.3
1H11
2H11
1H12
2H12
1H13

Productivity – simplification for growth

Productivity initiative focused on eliminating non-value work, reducing processing times, increasing self serve transactions and improving customer experience

- Cross-divisional program launched at start of 1H13
- Detailed review of organisation model and structure, external spend and resourcing
- 79 initiatives to be completed in FY13 of which 13 were completed 1H13
- Additional 17 initiatives scheduled for FY14

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 101

Westpac GROUP

Strong deposit growth driving sustainable lending and reduced reliance on wholesale funding

New Zealand

- Strong deposit growth up 7% resulted in an improvement in the deposit to loan ratio to 75.1%, up 442bps in 1H13
- Increase in total lending driven by housing
  - Elected not to compete aggressively in the higher growth housing segment of the market (LVR over 80%) with good growth in the housing LVR below 80% category
- Business and Institutional lending flat. Loan growth was stronger in target segments where Westpac NZ is under represented, particularly agriculture
- Deposits up 7%, with growth in retail deposits of 5% compared to system growth[1] of 4%, has more than fully funded loan growth
  - Term deposits increased $1.2bn (up 5%) driven by retail term and institutional deposits
  - Other deposits increased $1.8bn (up 10%) driven by the retail network's focus on winning customers' everyday banking, as well as good growth in online savings products

Balance sheet[2] ($bn)

	1H12	2H12	1H13	Chg on 2H12 (%)	
NET LOANS	**58.2**	**59.4**	**59.9**	↑	**1**
Housing	35.4	35.9	36.4	↑	1
Business & Institutional	21.0	21.8	21.7	-	0
Other	1.8	1.7	1.8	↑	6
TOTAL DEPOSITS	**39.4**	**42.0**	**45.0**	↑	**7**
Term deposits	20.9	23.1	24.3	↑	5
Other	18.5	18.9	20.7	↑	10
TCE[3]	83.3	83.7	86.3	↑	3

Deposit to loan ratio (%)


66.0
67.7
70.7
75.1
2H11
1H12
2H12
1H13

NZ stable funding ratio (SFR) (%)


79.8
86.4
89.9
91.8
2H11
1H12
2H12
1H13

Balance sheet growth (6 month % chg)


Housing
Business & Institutional
Total deposits
1.0
0
4.0
1.0
4
7.0
1.0
0
7.0
1H12
2H12
1H13

1 RBNZ March 2013. 2 Expressed in NZ$. 3 TCE is Total Committed Exposures.

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 102

Westpac GROUP

Mortgage portfolio of $36.4bn, up 1% The distribution of the mortgage portfolio across regions is consistent with population concentrations of New Zealand Quality of portfolio remains high and well secured, with 79% of the portfolio having a LVR less than 80% (up 42bps) Mortgage 90+ days delinquencies down 1bp to 39bps, reflecting improved origination and stable employment levels Loan origination through proprietary channel increased to 77% (up from 74%) Mortgage write-offs of 0.06% of the portfolio, down 4bps The proportion of variable rate mortgages reduced to 43% at 1H13 (down from 48%) New Zealand mortgage portfolio 103 1 LVR based on current loan balance and current assessment of property value. New Zealand New Zealand mortgage portfolio by region (%) New Zealand mortgage portfolio LVR1 (%) of portfolio Mortgage delinquencies and loss rates (%)

Impairment charges down 28% Asset quality has continued to improve, driven primarily by lower incidence of business IAPs Partially offset by a slowdown in consumer delinquency improvement compared to 2H12 and also a small number of Institutional impairments Business stressed exposures fell to 6.1% of TCE (down 71bps) Down mostly across property, agriculture and wholesale trade sectors Business impaired exposures 1.9% of TCE2 (down 33bps) driven by large agri-business settlement in 1H13 Total provisions increased $13m, largely driven by a $23m increase from one utility sector exposure Improving asset quality across portfolios 104 1 Refer slide 112 for asset quality definitions. 2 TCE is Total Committed Exposures. 3 Large reduction in stressed exposures from 2H11 to 1H12 due primarily to transfer of WIB assets during 1H12. New Zealand Down % 3 Business stressed exposures as a % of New Zealand Business TCE2 (%) Asset quality continues to improve1 Movement in impairment charges (NZ$m) Down 28%

In 1H13 Westpac Pacific built further on its strong performance in 2012 with a 23% uplift in Cash earnings compared to 2H12. Cash earnings were 16% higher than 1H12. Cash earnings were little impacted by exchange rate movements Revenue across the region has remained strong, however activity in FX was a little lower and combined with softer margins saw revenue $5m lower over the prior half The division has continued to expand the provision of its basic banking services across the region using new technologies to reach remote areas. This program along with financial education is helping the development of these island nations. These initiatives have contributed to a 12% uplift in customer numbers over the last six months Cash earnings 23% Up 23% to $64m Movements in exchange rates across the region had little impact on Cash earnings or the components of Cash earnings Core earnings 8% Down 8% to $97m Net interest income 1% Lending little changed, deposits up 4% Volume growth partly offset by lower margins Non-interest income 5% Lower FX income as some major investments have neared completion in Papua New Guinea and the demand for FX has moderated Expenses 7% Increased investment in infrastructure and increases in salaries in Papua New Guinea Impairment charges Large $2 million charge in 1H13 2H12 included some top-ups to existing provisions and one large provision in Vanuatu Strong business performance across the region 105 Up 23% Down 5% Cash earnings movement ($m) Movement 1H13 – 2H12 Key features of 1H13 Westpac Pacific

FIRST HALF 2013 ECONOMICS

Credit growth expected to modestly improve 107 1 RBA, RBNZ, Westpac Economics. Credit growth1 (% annual)

Key economic indicators as at 30 April 20131 (%) Calendar year 2011 2012 2013f 2014f World GDP 4.0 3.2 3.4 3.1 Australia GDP 2.4 3.6 2.5 2.3 Private consumption 3.3 3.2 2.4 3.0 Business investment2,3 17.0 16.7 5.0 –1.0 Unemployment – end period 5.2 5.3 5.9 5.8 CPI headline – year end 3.0 2.2 2.0 2.8 Interest rates – cash rate 4.50 3.00 2.75 2.75 Credit growth, Total – year end 3.5 3.6 4.3 5.5 Credit growth, Housing – year end 5.4 4.5 5.3 6.3 Credit growth, Business – year end 1.3 2.7 3.0 4.5 New Zealand GDP 1.4 2.5 2.8 3.6 Unemployment – end period 6.4 6.9 6.3 5.0 Consumer prices 1.8 0.9 1.3 2.3 Interest rates – official cash rate 2.50 2.50 2.50 3.50 Credit growth – Total 0.9 3.6 4.5 5.3 Credit growth – Housing 1.2 3.7 5.4 5.9 Credit growth – Business (incl. agri) 0.8 3.6 3.7 4.8 108 Australian and New Zealand economic forecasts 1. Source: Westpac Economics 2 GDP and component forecasts updated following the release of quarterly national accounts. 3 Business investment adjusted to exclude the effect of private sector purchases of public assets.

FIRST HALF 2013 APPENDIX AND DISCLAIMER

Appendix 1: Cash earnings adjustments 110

Australian Financial Services or AFS Australian Financial Services is responsible for the Westpac Group’s Australian retail banking, business banking and wealth operations. It incorporates WRBB, SGB and BTFG. AFS also includes the product and risk responsibilities for Australian banking Westpac RBB or WRBB Westpac Retail & Business Banking is part of Australian Financial Services division and provides sales, marketing and customer service for all consumer and small-to-medium enterprise customers Australia under the ‘Westpac’ brand St.George Banking Group or St.George or SGB St.George Banking Group is part of Australian Financial Services division Provides sales and customer service for our consumer, business and corporate customers in Australia under the St.George brand. It also includes the management and operation of: the Bank of South Australia (BankSA), Bank of Melbourne and RAMS brands BTFG BT Financial Group (Australia) is part of Australian Financial Services division and is the Group’s wealth management business, including operations under the Advance Asset Management, Ascalon, Asgard, BT, BT Investment Management, Licensee Select, and Securitor brands. Also included are the advice, private banking, and insurance operations of Bank of Melbourne, BankSA, St.George and WRBB. BTFG designs, manufactures and distributes financial products that are designed to help customers achieve their financial goals by administering, managing and protecting their assets WIB Westpac Institutional Bank Provides a broad range of financial services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand Westpac NZ Westpac New Zealand Provides a full range of retail and commercial banking and wealth management products and services to consumer, business, and institutional customers throughout New Zealand. New Zealand operates under the Westpac New Zealand, Westpac Institutional Bank, Westpac Life and BT brands in NZ Westpac Pacific Westpac Pacific Provides banking services for retail and business customers throughout the South Pacific Island Nations GB Group Businesses Provides centralised Group functions, including Treasury and Finance Cash earnings Net profit attributable to equity holders adjusted for the impact of the economic hedges related to TPS, earnings from Treasury shares, fair value gains/losses on economic hedges, ineffective hedges, buyback of government guaranteed debt, supplier program, the amortisation of certain intangibles in relation to the merger with St.George and the JOHCM acquisition, fair value amortisation of financial instruments, the St.George tax consolidation adjustment, and the Bell litigation provision Core earnings Operating profit before income tax and impairment charges AIEA Average interest-earning assets Net interest spread The difference between the average yield on all interest bearing assets and the average rate paid on all interest bearing liabilities Net interest margin Net interest income divided by average interest-earning assets Full-time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight Wealth and Home and Contents Penetration Metrics Data based on Roy Morgan Research, Respondents aged 14+. Wealth penetration is defined as the number of Australians who have Managed Investments, Superannuation or Insurance with each group and who also have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group as a proportion of the total number of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group. Home and Contents penetration is defined as the number of Australians who have Household Insurance (Building, contents and valuable items) within the Group and who also have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group as a proportion of the total number of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with that group. 12 month rolling average to Sep 2012. WRBB includes Bank of Melbourne (until Jul 2011), BT, Challenge Bank, RAMS (until Dec 2011), Rothschild, and Westpac. St.George includes Advance Bank, Asgard, BankSA, Bank of Melbourne (from Aug 2011), Barclays, Dragondirect, Sealcorp, St.George and RAMS (from Jan 2012). Westpac Group includes Bank of Melbourne, BT, Challenge Bank, RAMS, Rothschild, Westpac, Advance Bank, Asgard, BankSA, Barclays, Dragondirect, Sealcorp and St.George Appendix 2: Definitions 111 Westpac’s business units Financial performance

Appendix 2: Definitions (continued)

Financial performance (cont.)

Net Promoter Score (NPS)	Net Promoter Score[SM] and NPS[SM] is a service mark of Bain & Company, Inc., Satmetrix Systems, Inc. and Mr Frederick Reichheld.
St.George Consumer (NPS)	Roy Morgan Research. Metric based on the six month rolling average. Consumer NPS = NPS of main financial institution, aged 14+. St.George - includes St.George Bank, Bank of Melbourne (from August 2011), BankSA, Advance Bank, Dragondirect and RAMS (from January 2012). Peer Group is the weighted average of the Big 4 Banks. Weighted Big 4 average includes: WBC, ANZ, CBA and NAB 6 month moving average. Rankings are based on absolute NPS scores compared to WBC, ANZ, CBA and NAB
St.George Business NPS	DBM Consultants Business Financial Services Monitor: 6 month average; Net Promoter Score is calculated by subtracting the percentage of Detractors (0-6) from the percentage of Promoters (9-10), who answer the following question: "Please use a scale ranging from 0 to 10, where 0 means 'extremely unlikely' and 10 means 'extremely likely'. How likely would you be to Recommend (MFI) to others for business banking?" Business NPS = NPS of main financial institution, all businesses. St.George - includes St.George Bank, Bank of Melbourne (from August 2011), BankSA, Advance Bank, Dragondirect and RAMS (from January 2012). Peer Group is the weighted average of the Big 4 Banks. Weighted Big 4 average includes: WBC, ANZ, CBA and NAB 6 month moving average. Rankings are based on absolute NPS scores compared to WBC, ANZ, CBA and NAB

Capital

Risk Weighted Assets or RWA	Assets (both on and off-balance sheet) of the Westpac Group are assigned within a certain category, amounts included in these categories are multiplied by a risk weighting, and the resulting weighted values added together to arrive at total risk weighted assets
NCI	Non-controlling interests
Capital ratios	As defined by APRA (unless stated otherwise)

Asset quality

TCE	Total committed exposures
Stressed loans	Stressed loans are Watchlist and Substandard, 90 days past due well secured and impaired assets
Impaired assets	Impaired assets can be classified as 1. Non-accrual assets: Exposures with individually assessed impairment provisions held against them, excluding restructured loans 2. Restructured assets: exposures where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer 3. 90 days past due (and not well secured): exposures where contractual payments are 90 days or more in arrears and not well secured 4. other assets acquired through security enforcement 5. any other assets where the full collection of interest and principal is in doubt
90 days past due - well secured	A loan facility where payments of interest and/or principal are 90 or more calendar days past due and the value of the security is sufficient to cover the repayment of all principal and interest amounts due, and interest is being taken to profit on an accrual basis
Watchlist and substandard	Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal
Individually assessed provisions or IAPs	Provisions raised for losses that have already been incurred on loans that are known to be impaired and are individually significant. The estimated losses on these impaired loans will be based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the statement of financial performance
Collectively assessed provisions or CAPs	Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience of assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data

Westpac Group Half Year 2013 Presentation & Investor Discussion Pack | May 2013 112 Westpac GROUP

Andrew Bowden Leigh Short Head of Investor Relations Senior Manager +61 2 8253 4008 +61 2 8253 1667 andrewbowden@westpac.com.au lshort@westpac.com.au Jacqueline Boddy Senior Manager +61 2 8253 3133 jboddy@westpac.com.au Please visit our dedicated website www.westpac.com.au/investorcentre click on ‘Analysts’ Centre’ Annual reports Presentations and webcasts 5 year financial summary Prior financial results Hugh Devine Rebecca Plackett Senior Manager Manager +61 2 8253 1047 +61 2 8253 6556 hdevine@westpac.com.au rplackett@westpac.com.au or email: investorrelations@westpac.com.au Investor Relations Team 113 Equity Investor Relations For further information on Westpac Debt Investor Relations Retail Shareholder Investor Relations

Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a Cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac Interim 2013 Results (incorporating the requirements of Appendix 4D) for the half year ended 31 March 2013 available at www.westpac.com.au for details of the basis of preparation of Cash earnings. Refer to slides 30 for an explanation of Cash earnings and Appendix 1 slide 110 for a reconciliation of reported net profit to Cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results may differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include those described in the section entitled ‘Risk factors' in Westpac’s Interim Financial Report for the half year ended 31 March 2013 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. 114